                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                        VALUEVISION INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                        VALUEVISION INTERNATIONAL, INC.
                              6740 SHADY OAK ROAD
                       EDEN PRAIRIE, MINNESOTA 55344-3433

                                                                    May 30, 2001

To our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of ValueVision International, Inc., a Minnesota corporation (the "Company"), to be held at the RIHGA Royal Hotel, 151 West 54th Street, New York, New York, on Thursday, June 21, 2001 at 3:00 p.m., eastern time.

     The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement describe the matters to come before the meeting. During the meeting, we will also review the activities and financial results of the past year and comment on the upcoming year.

     We hope that you will be able to attend the meeting in person and we look forward to seeing you. Whether or not you plan to attend the meeting, please take the time to vote. You may vote via the Internet, by calling a toll-free telephone number, or by completing the enclosed proxy card and mailing it in the enclosed envelope. See the enclosed proxy card for more details on voting. Please send your proxy via the Internet, telephone, or mail as soon as possible so that your proxy is received prior to the meeting. This will assure that your shares will be represented at the meeting and voted in accordance with your wishes.

                                          Sincerely,

                                          [/s/ GENE MCCAFFERY]
                                          Gene McCaffery
                                          Chairman of the Board, Chief Executive
                                          Officer and President

                            ------------------------

                             YOUR VOTE IS IMPORTANT

     EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID REPLY ENVELOPE PROVIDED. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED.
                            ------------------------

                        VALUEVISION INTERNATIONAL, INC.
                              6740 SHADY OAK ROAD
                       EDEN PRAIRIE, MINNESOTA 55344-3433
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 21, 2001
                         ------------------------------

To the Shareholders of ValueVision International, Inc.:

     The Annual Meeting of Shareholders (the "Meeting") of ValueVision International, Inc. (the "Company") will be held at the RIHGA Royal Hotel, 151 West 54th Street, New York, New York, on Thursday, June 21, 2001 at 3:00 p.m., eastern time, or at any adjournment or adjournments thereof. The Meeting is being held for the purpose of considering and taking appropriate action with respect to the following:

     1. To elect six Directors, four of whom will be elected by the holders of shares of common stock, par value $.01 per share, of the Company, voting separately as a class, and two of whom will be elected by the holders of shares of Series A Redeemable Convertible Preferred Stock, par value $.01 per share, of the Company, voting separately as a class;

     2. To adopt the ValueVision International, Inc. 2001 Omnibus Stock Plan providing for the issuance of 3,000,000 shares thereunder;

     3. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending January 31, 2002; and

     4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     Only shareholders of record at the close of business on May 11, 2001 will be entitled to receive notice of and to vote at the Meeting or any adjournments thereof. This notice and proxy statement was first sent to shareholders on approximately May 30, 2001.

     A proxy card for the Meeting is enclosed. Whether or not you plan to attend the Meeting in person, you are requested to vote your proxy either (i) via the Internet at the address listed on the proxy card, (ii) by calling a toll-free telephone number listed on the proxy card, or (iii) by marking, signing and dating the proxy card and mailing it in the enclosed envelope. If you have returned your proxy via the Internet, telephone or mail and then attend the Meeting, you may revoke your proxy and vote in person on all matters submitted at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF EACH OF THE PROPOSALS AND IN FAVOR OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                                          By Order of the Board of Directors

                                          [/s/ GENE MCAFFERY]
                                          Gene McCaffery
                                          Chairman of the Board, Chief Executive
                                          Officer and President

May 30, 2001

                        VALUEVISION INTERNATIONAL, INC.
                              6740 SHADY OAK ROAD
                       EDEN PRAIRIE, MINNESOTA 55344-3433
                         ------------------------------

                                PROXY STATEMENT
                                    FOR THE
                      2001 ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 21, 2001

                         ------------------------------

                              GENERAL INFORMATION

VOTING OF PROXIES

     All shares of common stock, par value $.01 per share (the "Common Stock"), of ValueVision International, Inc., a Minnesota corporation (the "Company"), and Series A Redeemable Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company which are entitled to vote and are represented at the Meeting by properly executed proxies received via the Internet, telephone, or mail prior to the date of the Meeting or at the Meeting, and are not revoked, will be voted at such meeting and any adjournments thereof in accordance with the instructions indicated on such proxy. If no instructions are indicated, proxies will be voted on the proposals (the "Proposals") as follows:

          (1) FOR approval of Proposal Number 1 to elect six Director members of the Company's Board of Directors (each a "Director," collectively, the "Board of Directors"), four of whom will be elected by the holders of shares of Common Stock voting separately as a class and two of whom will be elected by the holders of shares of Preferred Stock voting separately as a class;

          (2) FOR approval of Proposal Number 2 to adopt the ValueVision International, Inc. 2001 Omnibus Stock Plan providing for the issuance of 3,000,000 shares thereunder; and

          (3) FOR approval of Proposal Number 3 to ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending January 31, 2002.

     If any other matters are properly presented at the Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

SOLICITATION OF PROXIES

     The Company will bear the cost of preparing, assembling and mailing this Proxy Statement, the Annual Report and other material which may be sent to the shareholders of the Company in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of shares, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company may solicit proxies personally, by telephone, by telegram, by facsimile, by electronic mail or by special letter.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

     Only shareholders of record at the close of business on May 11, 2001 (the "Record Date") will be entitled to vote at the Meeting or any adjournments thereof. As of the Record Date, there were 38,581,802 shares of Common Stock issued and outstanding and 325 record holders of Common Stock. In addition, as of the Record Date, there were 5,339,500 shares of Preferred Stock issued and outstanding, all of which were held by GE Capital Equity Investments, Inc. ("GE Equity"). The holders of the Common Stock and the

Preferred Stock will vote together as one class at the Meeting on Proposals 2 and 3, with the holders of the Preferred Stock voting on an "as converted" basis (meaning such shares will be entitled to 5,339,500 votes on Proposals 2 and 3). With respect to Proposal 1, the holders of the Common Stock, voting separately as a class, are entitled to elect four Directors to the Board of Directors and the holders of the Preferred Stock, voting separately as a class, are entitled to elect two Directors to the Board of Directors. The Common Stock and Preferred Stock are collectively referred to in this Proxy Statement as the "Voting Securities."

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Voting Securities entitled to vote at the Meeting will constitute a quorum for the combined class voting on Proposals 2 and 3. With respect to Proposal 1, the presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of (a) the Common Stock entitled to a separate class vote on four Directors at the Meeting will constitute a quorum for purposes of such class vote, and (b) the Preferred Stock entitled to a separate class vote on two Directors at the Meeting will constitute a quorum for purposes of such class vote.

VOTES REQUIRED; EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

     The affirmative vote of the holders of a majority of the outstanding shares of Voting Securities (voting as one class) present in person or by proxy and entitled to vote is required to approve, or ratify, as applicable, Proposals 2 and 3, provided that the total vote cast on each such Proposal represents at least 50% of all shares of the Voting Securities entitled to vote on each such Proposal.

     With respect to Proposal 1, four Directors are to be elected by the holders of shares of Common Stock voting separately as a class and two Directors are to be elected by the holders of shares of Preferred Stock voting separately as a class. In each separate class vote, the Directors will be elected by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock, as applicable, present in person or by proxy and entitled to vote, provided that the total vote cast represents, in each case, at least 50% of all of the shares of Common Stock and Preferred Stock entitled to vote.

     A shareholder who abstains with respect to any Proposal is considered to be present and entitled to vote at the Meeting, and is in effect casting a negative vote. A shareholder who is not otherwise present and entitled to vote at the Meeting and who does not give authority to a proxy to vote on a Proposal shall not be considered present and entitled to vote on the Proposal. Accordingly, broker non-votes will not affect the outcome of the vote on a Proposal, provided that the total votes cast on such Proposal represent at least 50% of all shares entitled to vote thereon.

REVOCABILITY OF PROXIES

     The presence at the Meeting of a shareholder of the Company will not revoke his or her proxy. However, a proxy may be revoked with respect to any matter at any time before the proxy is voted on such matter by delivering to an officer of the Company written notice of such revocation or a duly executed new proxy. Such written notice of revocation or duly executed new proxy will be effective upon filing with an officer of the Company, either prior to or at the Meeting; however, a revocation or new proxy will not affect a vote on any matter that was cast prior to such filing. All written notices of revocation and other communications with respect to the revocation of proxies should be delivered to ValueVision International, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: General Counsel, or may be hand-delivered to an officer of the Company at the Meeting.

BOARD RECOMMENDATIONS

     The Board recommends a vote FOR the election of each of the nominees to the Board of Directors set forth in Proposal 1 and FOR the approval, or ratification, as applicable, of each of the other Proposals.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth certain information regarding the beneficial ownership of securities of the Company as of the Record Date (unless otherwise indicated) based on a total of 38,581,802 shares of Common Stock and 5,339,500 shares of Preferred Stock outstanding as of such date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock or Preferred Stock, (ii) each of the Directors and nominees for election to the Board, (iii) the Chief Executive Officer and each of the executive officers named in the Summary Compensation Table who is or was an executive officer of the Company during the year ended January 31, 2001 ("Fiscal 2000"), and (iv) all Directors and executive officers of the Company as a group. Shareholders listed below possess sole voting and investment power with respect to their shares unless otherwise indicated.

               NAME AND ADDRESS                                          NUMBER OF SHARES
        (IF DIFFERENT FROM THE COMPANY)             TITLE OF CLASS      BENEFICIALLY OWNED    PERCENT OF CLASS
        -------------------------------             --------------      ------------------    ----------------
GE Capital Equity Investments, Inc.(1).........    Common Stock             19,483,918             41.1%
120 Long Ridge Road                                Preferred Stock           5,339,500              100%
Stamford, Connecticut 06927

National Broadcasting Company, Inc.(1).........    Common Stock             19,483,918             41.1%
30 Rockefeller Plaza                               Preferred Stock           5,339,500              100%
New York, New York 10112

General Electric Capital Corporation(1)........    Common Stock             19,483,918             41.1%
260 Long Ridge Road                                Preferred Stock           5,339,500              100%
Stamford, Connecticut 06927

General Electric Capital Services, Inc.(1).....    Common Stock             19,483,918             41.1%
260 Long Ridge Road                                Preferred Stock           5,339,500              100%
Stamford, Connecticut 06927

General Electric Company(1)....................    Common Stock             19,483,918             41.1%
3135 Easton Turnpike                               Preferred Stock           5,339,500              100%
Fairfield, Connecticut 06431

National Broadcasting Company Holding,
  Inc.(1)......................................    Common Stock             19,483,918             41.1%
30 Rockefeller Plaza                               Preferred Stock           5,339,500              100%
New York, New York 10112

Gene McCaffery(2)..............................    Common Stock              1,011,578              2.6%

Marshall S. Geller(3)..........................    Common Stock                144,500                 *

Robert J. Korkowski(4).........................    Common Stock                184,031                 *

Paul D. Tosetti(5).............................    Common Stock                120,000                 *

Mark W. Begor(6)...............................    Common Stock             19,483,918             41.1%
                                                   Preferred Stock           5,339,500              100%

John L. Flannery, Jr.(7).......................    Common Stock             19,483,918             41.1%
                                                   Preferred Stock           5,339,500              100%

Steve Jackel(8)................................    Common Stock                191,666                 *

Richard D. Barnes (9)..........................    Common Stock                165,932                 *

Nathan E. Fagre(10)............................    Common Stock                135,245                 *

Stann Leff(11).................................    Common Stock                 73,579                 *

All Directors and executive officers as a
  group........................................    Common Stock             21,510,449             43.7%
  (ten persons)(12)                                Preferred Stock           5,339,500              100%

-------------------------
  *  Less than 1%

 (1) Information with respect to GE Capital Equity Investments, Inc. ("GE Equity"), National Broadcasting Company, Inc. ("NBC"), General Electric Capital Corporation, General Electric Capital Services, Inc., General Electric Company and National Broadcasting Company Holding, Inc. is provided in reliance upon information included in a Schedule 13D/A filed on November 29, 2000. General Electric

     Capital Services, Inc., General Electric Company and National Broadcasting Company Holding, Inc. disclaim beneficial ownership with respect to all shares of Common Stock and Preferred Stock. Pursuant to certain agreements, GE Equity, NBC, and General Electric Capital Corporation, as the parent company of GE Equity, may be deemed to share voting power and dispositive power with respect to 19,483,918 shares of Common Stock, which consists of
     (i) 10,674,418 shares of Common Stock of the Company, (ii) 5,339,500 shares of Preferred Stock which are currently convertible into 5,339,500 shares of Common Stock, and (iii) 3,470,000 shares of Common Stock which are currently exercisable under options and warrants. See "CERTAIN TRANSACTIONS
     - Strategic Alliance with GE Equity and NBC" and "- Trademark License Agreement with NBC".

 (2) Represents options to purchase 1,011,578 shares of Common Stock that are presently exercisable or will become exercisable within 60 days.

 (3) Includes options to purchase 57,500 shares of Common Stock that are presently exercisable or will become exercisable within 60 days.

 (4) Includes options to purchase 57,500 shares of Common Stock that are presently exercisable or will become exercisable within 60 days.

 (5) Includes options to purchase 110,000 shares of Common Stock that are presently exercisable or will become exercisable within 60 days, of which options to purchase 100,000 shares of Common Stock as well as 10,000 shares of Common Stock are held in a trust in which Mr. Tosetti has a beneficial interest.

 (6) As an officer of NBC, Mr. Begor may be deemed to have beneficial ownership of all shares of the Company that are beneficially owned by NBC. Mr. Begor disclaims beneficial ownership of 19,483,918 shares of Common Stock and 5,339,500 shares of Preferred Stock which are beneficially owned by NBC.

 (7) As an officer of GE Equity, Mr. Flannery may be deemed to have beneficial ownership of all shares of the Company that are beneficially owned by GE Equity. Mr. Flannery disclaims beneficial ownership of 19,483,918 shares of Common Stock and 5,339,500 shares of Preferred Stock which are beneficially owned by GE Equity.

 (8) Includes options to purchase 172,272 shares of Common Stock that are presently exercisable or will become exercisable within 60 days.

 (9) Includes options to purchase 163,432 shares of Common Stock that are presently exercisable or will become exercisable within 60 days.

(10) Represents options to purchase 135,245 shares of Common Stock that are presently exercisable or will become exercisable within 60 days.

(11) Represents options to purchase 73,579 shares of Common Stock that are presently exercisable or will become exercisable within 60 days.

(12) Includes (i) options to purchase 1,801,106 shares of Common Stock that are presently exercisable or will become exercisable within 60 days, (ii) 5,339,500 shares of Preferred Stock which are currently convertible into 5,339,500 shares of Common Stock, and (iii) 3,450,000 shares of Common Stock which are currently exercisable under warrants. Includes all Directors and executive officers of the Company as of the Record Date. Beneficial ownership of 19,483,918 shares of Common Stock and 5,339,500 shares of Preferred Stock has been disclaimed by Messrs. Begor and Flannery and is therefore disclaimed for all Directors and executive officers of the Company as a group.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     Six Directors will be elected at the Meeting, four of whom (Messrs. McCaffery, Geller, Korkowski and Tosetti) will be voted upon and elected by the holders of shares of Common Stock voting separately as a class and two of whom (Messrs. Begor and Flannery) will be voted upon and elected by the holders of shares of Preferred Stock voting separately as a class. Each Director will hold office until the next annual meeting of shareholders of the Company and until his or her successor is elected and shall have qualified, or his or her earlier resignation or removal. All of the persons listed below have consented to serve as a Director, if elected.

     The following table sets forth information concerning the persons who are nominated for election to the Board of Directors.

                                              DIRECTOR
               NAME                    AGE     SINCE        POSITIONS CURRENTLY HELD WITH THE COMPANY
               ----                    ---    --------      -----------------------------------------
Gene McCaffery.....................    53       1998      Chairman of the Board, Chief Executive Officer
                                                            and President
Marshall S. Geller.................    62       1993      Director
Robert J. Korkowski................    60       1993      Director
Paul D. Tosetti....................    46       1996      Director
Mark W. Begor(1)...................    43       1999      Director
John L. Flannery, Jr.(1)...........    39       1999      Director

-------------------------
(1) Messrs. Begor and Flannery are the nominees of the holders of shares of Preferred Stock.

NOMINEES FOR ELECTION BY HOLDERS OF SHARES OF COMMON STOCK

Gene McCaffery

     Mr. McCaffery joined the Company in March 1998, was named Chief Executive Officer in June 1998 and President and Chairman of the Board in February 1999. Mr. McCaffery spent 14 years at Montgomery Ward & Co., Incorporated ("Montgomery Ward"), a department store retailer, most recently through 1995 as Senior Executive Vice President of Merchandising Marketing, Strategic Planning and Credit Services. In July 1997, Montgomery Ward filed for reorganization under Chapter 11 of the Federal bankruptcy laws. From 1994 to 1996, Mr. McCaffery also served as Vice Chairman of The Signature Group, one of the nation's largest direct marketing companies. From March 1996 to March 1998, Mr. McCaffery served as Chief Executive Officer and managing partner of Marketing Advocates, a celebrity-driven product and service development company based in Los Angeles, California and Chicago, Illinois. He also served as Vice Chairman of the Board of the Company from August 1995 to March 1996. Mr. McCaffery served as an infantry officer in Vietnam and was appointed as Civilian Aid to the Secretary of the Army by President George Bush Sr. in 1991, serving until 2000. Mr. McCaffery also serves as a director of NetRadio Corporation.

Marshall S. Geller

     Mr. Geller has been a Director since May 1993 and was Vice Chairman of the Board of Directors from August 1994 until July 1999. Mr. Geller is currently the Chairman, Chief Executive Officer, and Founding Partner of Geller & Friend Capital Partners, Inc., an investment banking firm which was formed in November 1995. From 1991 to October 1995, Mr. Geller was the Senior Managing Partner and founder of Golenberg and Geller, Inc., a merchant banking investment boutique. From 1988 to 1990, he was Vice Chairman of Gruntal & Company, a New York Stock Exchange investment banking firm. Prior to 1988, Mr. Geller spent 21 years with Bear Stearns & Co., an investment banking firm, where he was the Managing Partner in charge of all areas of Corporate Finance, Institutional Equities & Debt for Bear Stearns' offices in Los Angeles, San Francisco, Chicago and Hong Kong. Mr. Geller also serves on the boards of directors of the following companies: Ballantyne of Omaha, Inc., FutureLink Corporation, Concepts Direct, Inc., Hexcel Corporation and drkoop.com Inc.

Robert J. Korkowski

     Mr. Korkowski has been a Director since May 1993. From 1989 to his retirement in 1996, Mr. Korkowski was the Senior Vice President of Finance and a Director of Opus Corporation, a privately held real estate developer and construction company. From 1986 to 1989, Mr. Korkowski was the Vice President and Chief Financial Officer of National Computer Systems, Inc., a publicly-held information systems company based in Minneapolis. From 1974 to 1986, Mr. Korkowski was Executive Vice President and Chief Financial Officer of G. Heileman Brewing Company.

Paul D. Tosetti

     Mr. Tosetti has been a Director since August 1996 and is a partner in the Los Angeles office of the law firm of Latham & Watkins, a position he has held since 1989. Mr. Tosetti has been associated with Latham & Watkins since 1982, and is Chairman of that firm's Mergers and Acquisitions group and a member of its Corporate Department. His principal areas of practice specialization are mergers and acquisitions and corporate finance.

NOMINEES FOR ELECTION BY HOLDERS OF SHARES OF PREFERRED STOCK

Mark W. Begor

     Mr. Begor has been a Director since October 1999 and has been the Executive Vice President and Chief Financial Officer of NBC since April 1998, and in addition is currently President, NBC Business Development and Interactive Media. He is responsible for NBC's global finance, accounting, tax and information technology activities. Mr. Begor began his career with General Electric Company ("GE") in 1980, holding various financial positions in GE and GE Plastics, including Manager of Finance and Business Development for GE Plastics Pacific in Singapore, before being named General Manager of GE Plastics' Global Sourcing and Petrochemicals operations in October 1993. From August 1995 to March 1998, Mr. Begor served as GE's Manager of Investor Communications and was appointed a corporate officer of GE in December 1996. Mr. Begor is a member of the board of directors of NBC Internet, Inc.

John L. Flannery, Jr.

     Mr. Flannery has been a Director since July 1999 and has been the Managing Director, Media/ Consumer Group of GE Equity since August 1999. From January 1997 to August 1999, Mr. Flannery served as GE Equity's Managing Director for Latin America, where he started GE Equity's Latin American activities. From January 1997 to August 1999, Mr. Flannery was also President of GE Capital Argentina/ Chile. From 1994 until December 1996, Mr. Flannery served as Senior Vice President and Manager of Domestic Equity for GE Equity. Mr. Flannery also serves on the boards of directors of the following companies: Translate, Inc., Pensare, Inc., PKS Retail Networks, Consumer Financial Network, and Autobytel.Europe, LLC.

     All shares represented by proxies will be voted FOR the election of the foregoing nominees unless a contrary choice is specified. If one or more of these nominees become unable or unwilling to serve at the time of the Meeting, the shares represented by proxy will be voted for the remaining nominees and for any substitute nominees designated by the Board of Directors or, if none, the size of the Board of Directors will be reduced accordingly. The Board of Directors does not anticipate that any nominee will be unavailable or unable to serve.

                 INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     The business and affairs of the Company are managed by the Board of Directors, which held nine meetings during Fiscal 2000. Committees established and maintained by the Board of Directors include the

Audit Committee and the Compensation Committee. During Fiscal 2000, each Director attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and total number of meetings held by all committees of the Board of Directors on which he served. In September 2000, Mr. Goldfarb resigned from the Board of Directors as a nominee of the holders of the Common Stock. The Board of Directors has not established a standing nominating committee nor does any committee of the Board of Directors perform similar functions.

     The Board of Directors will be considering a proposal to expand the membership of the Board of Directors from its current authorized size of seven members to nine members in the coming year. Expansion of the Board of Directors in this manner would permit the consideration of new candidates for the Board who may represent greater diversity and broader industry contacts. Under the Company's amended and restated Articles of Incorporation, any such expansion would currently require the consent of the holders of a majority of the outstanding shares of Preferred Stock. Any new members who are added to the Board of Directors subsequent to the Annual Meeting of Shareholders on June 21, 2001 would be elected by the existing Board of Directors to serve until the next following Annual Meeting of Shareholders, at which time their re-election would be subject to the vote of the shareholders of the Company.

     The Audit Committee consisted of three independent, non-employee directors in Fiscal 2000, Messrs. Flannery, Korkowski and Tosetti. The Audit Committee held two meetings during Fiscal 2000. On April 10, 2000, the Board of Directors adopted an Audit Committee Charter that describes the Audit Committee's responsibilities. The Audit Committee assists the Board of Directors in carrying out its oversight responsibilities for the Company's financial reporting process, audit process and internal controls. The Audit Committee reviews and recommends to the Board of Directors (i) that the audited financial statements be included in the Company's Annual Report on Form 10-K; and (ii) the selection of the independent public accountants to audit the books and records of the Company.

     The rules of The Nasdaq Stock Market, to which the Company is subject, require among other things that the Audit Committee be comprised solely of independent Directors. Messrs. Korkowski and Tosetti are "independent" as that term is defined in the applicable listing standards; however, due to Mr. Flannery's employment with GE Equity, which may be considered an affiliate of the Company, Mr. Flannery may not be "independent". Nonetheless, the Board of Directors has determined, as permitted under such rules, that Mr. Flannery's appointment to the Audit Committee is required by the best interests of the Company and its shareholders. In making this determination, the Board of Directors took into consideration, among other things, Mr. Flannery's extensive knowledge of and experience with financial reporting and accounting as well as the Company's obligation to appoint at least one of the Directors elected by the holders of the Preferred Stock to the Audit Committee.

     The Compensation Committee, which consisted of Messrs. Begor, Geller and Tosetti in Fiscal 2000, held three meetings during Fiscal 2000. The Compensation Committee reviews the Company's remuneration policies and practices, and makes recommendations to the Board of Directors in connection with compensation matters concerning the Company.

                             DIRECTOR COMPENSATION

     For Fiscal 2000, the Company paid certain of its non-employee Directors, Messrs. Geller, Korkowski, Tosetti, Begor and Flannery, an annual retainer of $30,000 each (paid quarterly on a pro rata basis), plus $500 for each Board of Directors and Committee meeting attended and $1,000 per quarter for serving as Chairman of a Committee of the Board. Effective August 10, 2000, the Board of Directors resolved to grant options to purchase 10,000 shares of Common Stock to each non-employee Director per year in consideration for the Director's service on the Company's Board. The Company reimburses all Directors for costs and expenses in connection with their attendance at Board of Directors and committee meetings. During Fiscal 2000, no options to purchase shares of Common Stock were granted to non-employee Directors.

                THE BOARD OF DIRECTORS BELIEVES THE ELECTION TO
             THE BOARD OF DIRECTORS OF THE NOMINEES SET FORTH ABOVE
        TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS
         AND RECOMMENDS A VOTE "FOR" APPROVAL OF EACH OF THE NOMINEES.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain summary information with respect to compensation earned during the fiscal years ended January 31, 2001, 2000, and 1999, for the Company's (i) Chief Executive Officer, (ii) four other most highly compensated executive officers who were serving as executive officers on January 31, 2001, and (iii) two former executive officers whose salary and bonus exceeded $100,000 during the Company's fiscal year ended January 31, 2001.

     In Fiscal 2000, the Company offered to its officers and other eligible employees of the Company a choice of receiving Company stock options in lieu of cash for bonuses earned during Fiscal 2000. As a result of choices made by officers and other eligible employees, the Company granted a total of 93,000 immediately vested options to purchase Common Stock at an exercise price of $11.438 per share, the closing price of a share of Common Stock on the date of grant, in lieu of cash bonuses totaling approximately $548,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM
                                                                                                 COMPENSATION
                                                        ANNUAL COMPENSATION                      ------------
                                       ------------------------------------------------------     SECURITIES
                                                                               OTHER ANNUAL       UNDERLYING
    NAME AND PRINCIPAL POSITION        FISCAL YEAR    SALARY       BONUS      COMPENSATION(8)    OPTIONS/SARS
    ---------------------------        -----------    ------       -----      ---------------    ------------
                                                        ($)         ($)             ($)              (#)
Gene McCaffery(1)..................       2000        788,336    1,020,250         99,301          450,000
  Chairman of the Board,                  1999        541,667      678,000         60,412          100,000
  Chief Executive Officer and
     President                            1998        413,462      130,000             --          800,000

Steve Jackel(2)....................       2000        347,679       90,000        195,702           75,000
  President -- TV Home                    1999        197,115       44,231         41,353          225,000
  Shopping Operations                     1998             --           --             --               --

Richard D. Barnes(3)...............       2000        269,385       60,000        103,312          125,000
  Executive Vice President                1999         86,923       50,000             --          200,000
  and Chief Financial Officer             1998             --           --             --               --

Nathan E. Fagre(4).................       2000        157,692       33,750         62,782          225,000
  Senior Vice President                   1999             --           --             --               --
  and General Counsel                     1998             --           --             --               --

Stann Leff(5)......................       2000        175,466       33,750             --           30,000
  Senior Vice President,                  1999        106,046       62,500         26,241           70,000
  Human Resources                         1998             --           --             --               --

Stuart U. Goldfarb(6)..............       2000        455,769           --             --               --
  Vice Chairman                           1999        122,885       50,000             --          550,000
                                          1998             --           --             --               --

Cary L. Deacon(7)..................       2000        207,692           --             --               --
  President of Marketing                  1999        267,685      100,000             --          175,000
                                          1998        109,615           --             --          100,000

-------------------------
(1) In Fiscal 2000, other annual compensation included $96,017 for relocation and commuting expenses and $3,284 for automobile expenses. In Fiscal 1999, other annual compensation included $49,978 for relocation and commuting expenses and $10,434 for automobile expenses.

(2) In Fiscal 2000, other annual compensation included $160,756 in relocation and commuting expenses, $24,600 for temporary housing expenses and $10,346 for automobile expenses. In Fiscal 1999, other annual compensation included $35,423 for relocation and commuting expenses and $5,930 for automobile expenses.

(3) Mr. Barnes commenced employment with the Company on November 29, 1999 and was named Executive Vice President in December 2000. In Fiscal 2000, other annual compensation included $97,312 for relocation and commuting expenses, and $6,000 for automobile expenses.

(4) Mr. Fagre commenced employment with the Company on May 1, 2000. In Fiscal 2000, other annual compensation included $57,959 for relocation and commuting expenses and $4,823 for automobile expenses.

(5) In Fiscal 1999, other annual compensation included $19,789 for relocation and commuting expenses and $3,452 for automobile expenses.

(6) Mr. Goldfarb resigned from the Company effective September 6, 2000.

(7) Mr. Deacon resigned from the Company effective October 2, 2000.

(8) Disclosure is not required by applicable SEC rules where the aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total salary and bonus for any of the named executives.

                     (the remainder of this page is blank)

            OPTION GRANTS DURING FISCAL YEAR ENDED JANUARY 31, 2001

     The following table sets forth information with respect to options to purchase shares of Common Stock granted during Fiscal 2000 to each of the executive officers in the Summary Compensation Table above. No stock appreciation rights ("SARs") were granted to any of the persons listed on the table below during Fiscal 2000.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                                                     POTENTIAL
                                                                                                  REALIZABLE VALUE
                                                                                                 AT ASSUMED ANNUAL
                           NUMBER OF      PERCENT OF TOTAL                                         RATES OF STOCK
                           SECURITIES       OPTIONS/SARS                                         PRICE APPRECIATION
                           UNDERLYING        GRANTED TO          EXERCISE OR                   FOR OPTION TERM($)(5)
                          OPTIONS/SARS      EMPLOYEES IN          BASE PRICE      EXPIRATION   ----------------------
          NAME             GRANTED(#)      FISCAL YEAR(1)           ($/SH)           DATE        5%($)       10%($)
          ----            ------------    ----------------       -----------      ----------     -----       ------
Gene McCaffery..........    450,000            20.1%                22.50(2)       10/9/2010   6,367,558   16,136,642
Steve Jackel............     75,000             3.3%                14.38(4)       7/31/2007     438,905    1,022,836
Richard D. Barnes.......     50,000             2.2%                18.18(4)       4/28/2007     370,054      862,384
                             75,000             3.3%                14.38(4)       7/31/2007     438,905    1,022,836
Nathan E. Fagre.........    200,000             8.9%                19.94(3)        5/1/2007   1,623,354    3,783,104
                             25,000             1.1%                14.38(4)       7/31/2007     146,302      340,945
Stann Leff..............     10,000             0.4%                18.18(4)       4/28/2007      74,011      172,477
                             20,000             0.9%                14.38(4)       7/31/2007     117,041      272,756
Stuart U. Goldfarb......         --               --                   --                 --          --           --
Cary L. Deacon..........         --               --                   --                 --          --           --

-------------------------
(1) Percentage calculations in this column are based solely on the number of options granted to employees of the Company and do not take into account options granted to non-employee consultants or Directors of the Company.

(2) Options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant and vest 37,500 shares quarterly from July 1, 2001 to April 1, 2004. These options will expire after ten years or six months from the date of termination of employment.

(3) Options were granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant and vest one-third at the time of issuance and one-third on each of the next two grant date anniversaries. Such options will expire five years after vesting or three months from the date of termination of employment.

(4) Options were granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant and vest one-half upon each anniversary of the grant date. Such options will expire five years after vesting or three months from the date of termination of employment.

(5) The amounts shown in these columns are the result of calculations at assumed annual rates required by the SEC and are not intended to forecast possible future appreciation, if any, of the price of the Common Stock. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

     The following table sets forth information as of January 31, 2001 with respect to the unexercised options held by each of the executive officers named in the Summary Compensation Table above.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                     NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                                       OPTIONS/SARS AT            OPTIONS/SAR AT
                                                                     JANUARY 31, 2001(#)        JANUARY 31, 2001($)
                                                                    ----------------------    -----------------------
                              SHARES ACQUIRED ON       VALUE            (EXERCISABLE/              (EXERCISABLE/
           NAME                  EXERCISE(#)        REALIZED($)         UNEXERCISABLE)           UNEXERCISABLE)(1)
           ----               ------------------    -----------         --------------           -----------------
Gene McCaffery............               0                   0         900,000/450,000                 10,950,400/0

Steve Jackel..............               0                   0         122,272/158,334              233,181/396,938

Richard D. Barnes.........               0                   0         133,334/191,666                    0/201,600

Nathan E. Fagre...........               0                   0          66,667/158,333                     0/67,200

Stann Leff................               0                   0           46,666/53,334              270,020/188,770

Stuart U. Goldfarb(2).....               0                   0                     0/0                          0/0

Cary L. Deacon(3).........         130,000             583,594                     0/0                          0/0

-------------------------
(1) The dollar amount represents the positive spread between the exercise price of the options and the closing price per share of the Common Stock on the Nasdaq National Market of $17.06 on January 31, 2001.

(2) Effective September 6, 2000, Mr. Goldfarb resigned as an officer of the Company and forfeited unvested options to purchase 366,666 shares that were granted to him in Fiscal 1999. Vested options to purchase 183,334 shares terminated without being exercised.

(3) Effective October 2, 2000, Mr. Deacon resigned as an officer of the Company and forfeited unvested options to purchase 70,834 shares that were granted to him in Fiscal 1999. Vested options to purchase 145,000 shares terminated without being exercised.

EMPLOYMENT AGREEMENTS

Gene McCaffery

     Effective December 2, 1999, the Company entered into an amended and restated employment agreement with Mr. McCaffery, which was thereafter amended as of October 9, 2000 (as amended, the "McCaffery Employment Agreement"), amending and restating Mr. McCaffery's previous employment agreement except with respect to the issuance of options to purchase Common Stock thereunder. Pursuant to the McCaffery Employment Agreement, Mr. McCaffery serves as the President and Chief Executive Officer of the Company until April 1, 2004, and will receive a base salary of $750,000 during the period from December 2, 1999 until March 31, 2001, which shall thereafter increase by $50,000 per annum on each of April 1, 2001, 2002 and 2003. In addition, Mr. McCaffery received a signing bonus of $300,000 in connection with the execution and delivery of the agreement prior to its amendment, and a $500,000 bonus (subject to repayment in the event of certain early termination events) on execution of the amendment to the McCaffery Employment Agreement dated as of October 9, 2000, and receives a $600 monthly automobile allowance. The McCaffery Employment Agreement provides for bonus salary of up to 100% of the base salary, which may be earned only upon the Company meeting certain operating income, revenue and stock performance criteria. In addition, pursuant to the McCaffery Employment Agreement, Mr. McCaffery was issued fully vested stock options to acquire 100,000 shares of Common Stock, with an exercise price equal to $40.5625 per share, the last trading price of a share of Common Stock on December 1, 1999, and options to purchase an additional 450,000 shares of Common Stock, with an exercise price of $22.50 per share, the last trading price of a share of Common Stock on October 8, 2000, which options shall vest as to 37,500 such shares on each July 1st, October 1st, January 1st and April 1st during the term commencing on July 1, 2001 and ending on April 1, 2004. Also, the

McCaffery Employment Agreement provides for Mr. McCaffery to receive a retention bonus of $1,000,000 on each of two separate occasions in the event Mr. McCaffery
(i) remains employed through March 31, 2001 (the first occasion), and thereafter throughout the period from April 1, 2001 through April 1, 2004 (the second occasion), (ii) is discharged without Cause, or (iii) resigns for Employer Cause or following a Change in Control, as such terms are defined in the McCaffery Employment Agreement. In addition, the McCaffery Employment Agreement provides that the Company grant to Mr. McCaffery a line of credit in the principal amount of $5,000,000 to be secured by securities of the Company owned by Mr. McCaffery.

     The McCaffery Employment Agreement generally provides that Mr. McCaffery may not compete against the Company for six months after his employment is terminated. In addition, in the event of a Change of Control, Mr. McCaffery's employment can be terminated by the Company or Mr. McCaffery in certain circumstances. In the event of such a termination, Mr. McCaffery would be entitled to receive the base salary and bonus salary remaining to be paid through the end of the term of the McCaffery Employment Agreement, together with accrued benefits.

Steve Jackel

     Effective June 4, 1999, the Company entered into a two-year employment agreement with Mr. Jackel (the "Jackel Employment Agreement"), pursuant to which Mr. Jackel serves as the President of the Company's TV Home Shopping Operations and receives a base salary of at least $325,000 per year for the term of the Jackel Employment Agreement and the use of an automobile and apartment provided by the Company. The Jackel Employment has subsequently been extended through the end of calendar year 2001. The Jackel Employment Agreement also provides for bonus salary of at least $50,000 per year and up to an additional $200,000 per year, depending upon whether the Company meets certain operating income criteria. In accordance with the Jackel Employment Agreement, and pursuant to the Company's 1990 Stock Option Plan, Mr. Jackel was issued options to acquire 50,000 shares of Common Stock, with an exercise price equal to $16 per share, the last trading price of a share of Common Stock on June 3, 1999. Such options vest one-half upon each of the first and second anniversaries of the grant date. The Jackel Employment Agreement generally provides that Mr. Jackel may not compete against the Company for six months after his employment is terminated. Mr. Jackel's current base salary is $375,000 and he has subsequently been granted options to acquire an additional 75,000 shares of Common Stock.

Richard D. Barnes

     Effective October 19, 1999, the Company entered into a three-year employment agreement with Mr. Barnes (the "Barnes Employment Agreement"), pursuant to which Mr. Barnes serves as the Senior Vice President and Chief Financial Officer of the Company. Mr. Barnes was appointed Executive Vice President in December 2000. The Barnes Employment Agreement provides that Mr. Barnes receives a base salary of at least $240,000 per year with performance reviews to be conducted annually, a monthly automobile allowance of $500 per month and reimbursement for moving expenses. The Barnes Employment Agreement also provides for bonus salary of at least $50,000 per year and up to $200,000 per year, depending upon whether the Company meets certain operating income criteria. In addition, pursuant to the Barnes Employment Agreement, Mr. Barnes was issued stock options to acquire 200,000 shares of Common Stock, with an exercise price equal to $26.688 per share, the last trading price of a share of Common Stock on October 18, 1999. The options vest one-third upon grant and one-third upon each of the first and second anniversaries of the grant date. The Barnes Employment Agreement generally provides that Mr. Barnes may not compete against the Company for twelve months after his employment is terminated. Mr. Barnes' current base salary is $325,000 and he has subsequently been granted options to acquire an additional 125,000 shares of Common Stock.

Nathan E. Fagre

     Effective April 30, 2000, the Company entered into a three-year employment agreement with Mr. Fagre (the "Fagre Employment Agreement"), pursuant to which Mr. Fagre serves as the Senior Vice President and General Counsel of the Company. The Fagre Employment Agreement provides that Mr. Fagre will receive a base salary of at least $200,000 per year during the term of the Fagre Employment Agreement and a $550 per month automobile allowance. The Fagre Employment Agreement also provides for bonus salary of up to $100,000 per year, depending upon whether the Company meets certain operating profits criteria. In addition, pursuant to the Fagre Employment Agreement, Mr. Fagre was issued options to acquire 200,000 shares of Common Stock, with an exercise price equal to $19.9375 per share, the last trading price of a share of Common Stock on April 29, 2000. Such options vest one-third upon grant and one-third upon each of the first and second anniversaries of the grant date. Mr. Fagre's current base salary is $225,000 and he has subsequently been granted options to acquire an additional 25,000 shares of Common Stock.

     The Fagre Employment Agreement generally provides that Mr. Fagre may not compete against the Company for six months after his employment is terminated. In addition, in the event of certain termination events (as described in the Fagre Employment Agreement), Mr. Fagre would be entitled to receive the base salary and bonus salary remaining to be paid through the end of the term of the Fagre Employment Agreement, together with accrued benefits.

Stann Leff

     Effective April 16, 1999, the Company entered into a two-year employment agreement with Mr. Leff, which agreement was subsequently amended on April 30, 2001 to extend the term for an additional two years (as so amended, the "Leff Employment Agreement"), pursuant to which Mr. Leff serves as the Senior Vice President of Human Resources of the Company. The Leff Employment Agreement provides that Mr. Leff will receive a base salary of at least $140,000 per year during the term of the Leff Employment Agreement and a $450 per month automobile allowance. The Leff Employment Agreement also provides for bonus salary of up to $75,000 per year, depending upon whether the Company meets certain operating profits criteria. In addition, pursuant to the Leff Employment Agreement, Mr. Leff was issued options to acquire 60,000 shares of Common Stock, with an exercise price equal to $10.313 per share. Such options vest one-third on the date of grant, and one-third upon each of the first and second anniversaries of the grant date. Mr. Leff's current salary is $210,000 and he has subsequently been granted options to acquire an additional 40,000 shares of Common Stock.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives generally have been made by the Compensation Committee. During Fiscal 2000, the Compensation Committee consisted of three non-employee Directors, Mark W. Begor, Paul D. Tosetti and Marshall S. Geller. Mr. Begor is an executive officer of NBC, the largest shareholder of the Company, and Mr. Tosetti is a partner at Latham & Watkins, a law firm that provides legal services to the Company. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. Pursuant to rules designed to enhance disclosure of the Company's policies toward executive compensation, set forth below is a report prepared by the Compensation Committee addressing the compensation policies for the Company and its subsidiaries for Fiscal 2000 as they affected the Company's executive officers.

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Compensation Committee believes to be consistent with others in the Company's industry.

     The elements in the Company's executive compensation program, all determined by individual and corporate performance, are base salary compensation, annual incentive compensation, stock options and miscellaneous benefits and perquisites (consisting primarily of a car allowance and customary life and health benefits). Total compensation opportunities are generally competitive with those offered by employers of comparable size, growth and profitability in the Company's industry.

     Base salary compensation is determined by the potential impact the individual has on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job.

Annual incentive compensation for executives of the Company is based primarily on corporate operating results and revenue growth and the Company's positioning for future results, but also includes an overall assessment of executive management's performance, as well as market conditions. Awards of stock grants under the 1990 Plan and the Company's 1994 Executive Plan are designed to promote the identity of long-term interests between the Company's executives and its shareholders and assist in the retention of executives. The 1990 Plan also permits the granting of stock options to key personnel. Options become exercisable based upon criteria established by the Company. During Fiscal 2000, option grants were made to the following executive officers of the Company: options to acquire 450,000 shares of Common Stock were granted to Mr. McCaffery; options to acquire 225,000 shares of Common Stock were granted to Mr. Fagre; options to acquire 75,000 shares of Common Stock were granted to Mr. Jackel; options to acquire 125,000 shares of Common Stock were granted to Mr. Barnes; and options to acquire 30,000 shares of Common Stock were granted to Mr. Leff.

     The Compensation Committee surveys employee stock option programs of companies with similar capitalization to the Company prior to recommending the grant of options to purchase shares of Common Stock to executives. While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of a share of Common Stock at any particular point in time, the decision as to whether such value will be realized in any particular year is determined by each individual executive and not by the Compensation Committee. Accordingly, when the Committee recommends that an option be granted to an executive, that recommendation does not take into account any gains realized that year by that executive as a result of his or her individual decision to exercise an option granted in a previous year. The Board believes that the option grants with deferred vesting to executive officers are important in retaining executive officers and providing them with incentives consistent with the shareholders' objectives for appreciation in the value of the Common Stock.

     As of October 9, 2000, the Compensation Committee adjusted Mr. McCaffery's compensation structure by amending the Company's existing amended and restated employment agreement with Mr. McCaffery. Prior to this amendment, Mr. McCaffery's employment agreement provided for (i) a base salary of $750,000 for the year ended January 31, 2001; (ii) a bonus up to 100% of the base salary, of which 77% was earned in Fiscal 2000, (iii) a retention bonus of $1,000,000 if employed through March 31, 2001, and (iv) the grant of options to purchase 100,000 shares of Common Stock, all of which were vested as of January 31, 2001. The Compensation Committee believes that the continued growth, expansion and profitability of the Company during Fiscal 2000 were due in large part to Mr. McCaffery's leadership and direction. Therefore, the McCaffery Employment Agreement includes, in addition to the terms already contained in the original agreement, an extension of the term of Mr. McCaffery's employment through April 1st of 2004, an additional signing bonus of $500,000, an annual increase in base salary of $50,000 per annum on April 1st of each of 2001, 2002 and 2003, a grant of options to purchase 450,000 shares of Common Stock, vesting in equal portions on the first day of July, October, January and April from 2001 through April of 2004 (commencing on July 1, 2001), in addition to his prior grant of 100,000 fully vested options, and an additional retention bonus of $1,000,000 if employed from March 2001 through the April 1, 2004 contract date, as provided in the McCaffery Employment Agreement.

     During 1993, the Internal Revenue Code of 1986 was amended to include
Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (which is defined as the Chief Executive Officer and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1,000,000 in any taxable year of the corporation beginning after 1993. Compensation which constitutes "performance based compensation" is excludable in applying the $1,000,000 limit. It is the Company's policy to qualify compensation paid to its top executives for deductibility under Section 162(m) in order to maximize the Company's income tax deductions wherever, in the judgment of the Compensation Committee, to do so would be consistent with the objectives of the Company's compensation policies.

Compensation Committee

     Marshall S. Geller, Chair
     Mark W. Begor
     Paul D. Tosetti

BOARD AUDIT COMMITTEE REPORT

     The Audit Committee (i) reviewed and discussed the Company's audited financial statements for the year ending January 31, 2001 with the Company's management and with the Company's independent accountants; (ii) met with management to discuss year-end financial statements prior to their issuance and to discuss significant accounting issues; (iii) discussed with the Company's independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements; and (iv) received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (independence discussions with audit committees) which relates to the accountants' independence from the Company and has discussed with the Company's independent accountants the independent accountant's independence. Based on the review and discussions with management and the independent accountants referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ending January 31, 2001 for filing with the SEC.

     Management has advised the Audit Committee that for the year ended January 31, 2001, the Company paid fees to Arthur Andersen LLP for services in the following categories:

Audit Fees.....................    $125,000
All Other Fees.................    $1,199,000

     All Other Fees in the foregoing table include $1,028,000 primarily for consulting fees incurred relating to the installation of warehouse management software, computer systems and process testing in connection with the Company's service obligations to Ralph Lauren Media, LLC, and $171,000 for tax advice and tax return assistance. The Audit Committee has considered and determined that the provision of the non-audit services noted in the foregoing table is compatible with maintaining Arthur Andersen's independence.

Audit Committee

     Robert J. Korkowski, Chair
     John L. Flannery, Jr.
     Paul D. Tosetti

                              CERTAIN TRANSACTIONS

TRANSACTION INVOLVING MR. MCCAFFERY

     Pursuant to the McCaffery Employment Agreement, Gene McCaffery, the President, Chief Executive Officer and Chairman of the Board of the Company has been granted a line of credit from the Company in the principal amount of $5,000,000 to be secured by securities of the Company owned by Mr. McCaffery. The McCaffery Employment Agreement requires that the value of the securities of the Company pledged by Mr. McCaffery be equal to 150% of the aggregate amounts borrowed from the Company by Mr. McCaffery, such collateral to be adjusted on a quarterly basis. The interest to be paid by Mr. McCaffery on amounts withdrawn on the line of credit is equal to the minimum amount of interest allowable under Federal tax laws. As of May 11, 2001, Mr. McCaffery has borrowed $3,800,000 pursuant to such line of credit. A separate pledge agreement and promissory note from Mr. McCaffery to the Company will be entered into with respect to any amounts to be withdrawn pursuant to this line of credit.

TRANSACTION INVOLVING MR. FAGRE

     On February 12, 2001, the Company loaned approximately $97,000 to Nathan E. Fagre, an executive officer of the Company, pursuant to a demand promissory note. The promissory note bears interest at the Federal short term rate in effect under Section 1274(d) of the Internal Revenue Code of 1986, as amended. Payment of all amounts outstanding under the promissory note is due on December 31, 2001.

TRANSACTION INVOLVING MR. TOSETTI

     Paul D. Tosetti, a Director of the Company, is a partner at Latham & Watkins, a law firm that has provided legal services to the Company. The Company paid Latham & Watkins approximately $118,000 in consideration of legal services provided during Fiscal 2000.

STRATEGIC ALLIANCE WITH GE EQUITY AND NBC

     On March 8, 1999, the Company entered into a strategic alliance with NBC and GE Equity. Pursuant to the terms of the transaction, GE Equity acquired 5,339,500 shares of Preferred Stock, and NBC was issued a warrant (the "Distribution Warrant") to acquire 1,450,000 shares of Common Stock under a Distribution and Marketing Agreement discussed below. The Preferred Stock was sold by the Company for aggregate consideration of approximately $44,265,000 (or approximately $8.29 per share) and the Company will receive an additional approximately $12.0 million upon exercise of the Distribution Warrant. In addition, the Company issued to GE Equity a warrant (the "Investment Warrant") to increase its potential aggregate equity stake (together with its affiliates, including NBC) to 39.9%. NBC also has the exclusive right to negotiate on behalf of the Company for the distribution of its television home shopping service. The shareholders of the Company approved the above-described transaction with GE Equity and NBC at a special meeting of shareholders of the Company held on June 2, 1999. The material agreements constituting this strategic alliance to which the Company is a party are described below.

     Investment Agreement

     Pursuant to the Investment Agreement between the Company and GE Equity dated March 8, 1999 (the "Investment Agreement"), the Company sold to GE Equity 5,339,500 shares of Preferred Stock for an aggregate of $44,265,000. The Preferred Stock is convertible into an equal number of shares of Common Stock, subject to customary anti-dilution adjustments, has a mandatory redemption on the 10th anniversary of its issuance or upon a "change of control" at its stated value ($8.29 per share), participates in dividends on the same basis as the Common Stock and has a liquidation preference over the Common Stock and any other junior securities. So long as NBC or GE Equity is entitled to designate a nominee to the Board of Directors (see discussion under "Shareholder Agreement" below), the holders of the Preferred Stock are entitled to a separate class vote on the directors subject to nomination by NBC and GE Equity. During such period of time, such holders will not be entitled to vote in the election of any other Directors, but will be entitled to vote on all other matters put before shareholders of the Company. Consummation of the sale of 3,739,500 shares of the Preferred Stock was completed on April 15, 1999. Final consummation of the transaction regarding the sale of the remaining 1,600,000 Preferred Stock shares was completed at a special meeting of the Company's shareholders held on June 2, 1999.

     Pursuant to the Investment Agreement, the Company also issued to GE Equity the Investment Warrant, which gave to GE Equity the right to acquire a number of shares of Common Stock that would result in the combined beneficial ownership by GE Equity and NBC of 39.9% of the Common Stock outstanding from time to time subject to certain limitations as set forth in the Investment Warrant. On July 6, 1999, GE Equity exercised the Investment Warrant, allowing it to acquire an additional 10,674,000 shares of the Company's Common Stock for an aggregate of $178,370,000, or $16.71 per share, representing the 45-day average closing price of the underlying Common Stock ending on the trading day prior to exercise.

     Shareholder Agreement

     Pursuant to the Investment Agreement, the Company and GE Equity entered into a Shareholder Agreement (the "Shareholder Agreement") which provides for certain corporate governance and standstill matters. The Shareholder Agreement (together with the Certificate of Designation of the Preferred Stock) provides that GE Equity and NBC are entitled to designate nominees for an aggregate of 2 out of 7 board seats so long as their aggregate beneficial ownership is at least equal to 50% of their initial beneficial ownership, and 1 out of 7 board seats so long as their aggregate beneficial ownership is at least 10% of the "adjusted outstanding shares of Common Stock". GE Equity and NBC have also agreed to vote their shares of Common Stock in favor of the Company's nominees to the Board of Directors in certain circumstances. John L. Flannery, Jr. and Mark W. Begor, Directors of the Company and currently nominees for election to the Board of Directors by the holders of the Preferred Stock, are employed by GE Equity and NBC, respectively.

     All committees of the Board of Directors will include a proportional number of directors nominated by GE Equity and NBC. The Shareholder Agreement also requires the consent of GE Equity prior to the Company entering into any substantial agreements with certain restricted parties (broadcast networks and internet portals in certain limited circumstances, as defined), as well as taking any of the following actions: (i) issuance of more than 15% of the total voting shares of the Company in any 12-month period (25% in any 24-month period), (ii) payment of quarterly dividends in excess of 5% of the Company's market capitalization (or repurchases and redemption of Common Stock with certain exceptions), (iii) entry by the Company into any business not ancillary, complementary or reasonably related to the Company's current business, (iv) acquisitions (including investments and joint ventures) or dispositions exceeding the greater of $35.0 million or 10% of the Company's total market capitalization, or (v) incurrence of debt exceeding the greater of $40.0 million or 30% of the Company's total capitalization.

     Pursuant to the Shareholder Agreement, so long as GE Equity and NBC have the right to name at least one nominee to the Board of Directors, the Company will provide them with certain monthly, quarterly and annual financial reports and budgets. In addition, the Company has agreed not to take actions which would cause the Company to be in breach of or default under any of its material contracts (or otherwise require a consent thereunder) as a result of acquisitions of the Common Stock by GE Equity or NBC. The Company is also prohibited from taking any action that would cause any ownership interest of certain FCC regulated entities from being attributable to GE Equity, NBC or their affiliates.

     The Shareholder Agreement provides that during the Standstill Period (as defined in the Shareholder Agreement), and with certain limited exceptions, GE Equity and NBC shall be prohibited from: (i) any asset/business purchases from the Company in excess of 10% of the total fair market value of the Company's assets, (ii) increasing their beneficial ownership above 39.9% of the Company's shares, (iii) making or in any way participating in any solicitation of proxies,
(iv) depositing any securities of the Company in a voting trust, (v) forming, joining, or in any way becoming a member of a 13D Group with respect to any voting securities of the Company, (vi) arranging any financing for, or providing any financing commitment specifically for, the purchase of any voting securities of the Company, (vii) otherwise acting, whether alone or in concert with others, to seek to propose to the Company any tender or exchange offer, merger, business combination, restructuring, liquidation, recapitalization or similar transaction involving the Company, or nominating any person as a director of the Company who is not nominated by the then incumbent directors, or proposing any matter to be voted upon by the shareholders of the Company. If during the Standstill Period any inquiry has been made regarding a "takeover transaction" or "change in control" which has not been rejected by the Board of Directors, or the Board of Directors pursues such a transaction, or engages in negotiations or provides information to a third party and the Board of Directors has not resolved to terminate such discussions, then GE Equity or NBC may propose to the Company a tender offer or business combination proposal.

     In addition, unless GE Equity and NBC beneficially own less than 5% or more than 90% of the adjusted outstanding shares of Common Stock, GE Equity and NBC shall not sell, transfer or otherwise dispose of any securities of the Company except for transfers: (i) to certain affiliates who agree to be bound by the provisions of the Shareholder Agreement, (ii) which have been consented to by the Company, (iii) pursuant to a third party tender offer, provided that no shares of Common Stock may be transferred pursuant to this clause (iii) to the extent such shares were acquired upon exercise of the Investment Warrant on or after the date of commencement of such third party tender offer or the public announcement by the offeror thereof or that such offeror intends to commence such third party tender offer, (iv) pursuant to a merger, consolidation or reorganization to which the Company is a party, (v) in a bona fide public distribution or bona fide underwritten public offering, (vi) pursuant to Rule 144 of the Securities Act of 1933, as amended (the

"Securities Act"), or (vii) in a private sale or pursuant to Rule 144A of the Securities Act; provided that, in the case of any transfer pursuant to clause
(v) or (vii), such transfer does not result in, to the knowledge of the transferor after reasonable inquiry, any other person acquiring, after giving effect to such transfer, beneficial ownership, individually or in the aggregate with such person's affiliates, of more than 10% of the adjusted outstanding shares of the Common Stock.

     The Standstill Period will terminate on the earliest to occur of (i) the 10 year anniversary of the Shareholder Agreement, (ii) the entering into by the Company of an agreement that would result in a "change in control" (subject to reinstatement), (iii) an actual "change in control," (iv) a third party tender offer (subject to reinstatement), and (v) six months after GE Equity and NBC can no longer designate any nominees to the Board of Directors. Following the expiration of the Standstill Period pursuant to clause (i) or (v) above (indefinitely in the case of clause (i) and two years in the case of clause
(v)), GE Equity and NBC's beneficial ownership position may not exceed 39.9% of the Company on fully-diluted outstanding stock, except pursuant to issuance or exercise of any warrants or pursuant to a 100% tender offer for the Company.

     Registration Rights Agreement

     Pursuant to the Investment Agreement, the Company and GE Equity entered into a Registration Rights Agreement providing GE Equity, NBC and their affiliates and any transferees and assigns, an aggregate of four demand registrations and unlimited piggyback registration rights.

     Distribution and Marketing Agreement

     NBC and the Company have entered into a Distribution and Marketing Agreement dated March 8, 1999 (the "Distribution Agreement") which provides that NBC shall have the exclusive right to negotiate on behalf of the Company for the distribution of its home shopping television programming service. The agreement has a 10-year term and NBC has committed to delivering an additional 10 million full-time equivalent ("FTE") subscribers over the first 42 months of the term. In compensation for such services, the Company will pay NBC an annual fee of $1.5 million (increasing no more than 5% annually) and issued NBC the Distribution Warrant. The exercise price of the Distribution Warrant is approximately $8.29 per share and vested 200,000 shares immediately, with the remainder of the Distribution Warrant vesting 125,000 shares annually over the 10-year term of the Distribution Agreement. The Distribution Warrant is exercisable for five years after vesting. The value assigned to the Distribution and Marketing Agreement and Distribution Warrant of $6,931,000 was determined pursuant to an independent appraisal and is being amortized on a straight-line basis over the term of the agreement. Assuming certain performance criteria above the 10 million FTE homes are met, NBC will be entitled to additional warrants to acquire Common Stock at the then current market price. The Company has a right to terminate the Distribution Agreement after the twenty-fourth, thirty-sixth and forty-second month anniversary if NBC is unable to meet the performance targets. If terminated by the Company in such circumstance, the unvested portion of the Distribution Warrant will expire. In addition, the Company will be entitled to a $2.5 million payment from NBC if the Company terminates the Distribution Agreement as a result of NBC's failure to meet the 24 month performance target.

     NBC may terminate the Distribution Agreement if the Company enters into certain "significant affiliation" agreements or a transaction resulting in a "change of control."

     Letter Agreement

     The Company, GE Equity and NBC have also entered into a non-binding letter of intent dated March 8, 1999 providing for certain cooperative business activities which the parties contemplate pursuing, including but not limited to, development of a private label credit card, development of electronic commerce and other internet strategies, development of programming concepts for the Company, and cross channel promotion.

TRADEMARK LICENSE AGREEMENT WITH NBC

     On November 16, 2000, the Company entered into a Trademark License Agreement (the "License Agreement") with NBC pursuant to which NBC granted the Company an exclusive, worldwide license (the "License") for a term of 10 years to use certain NBC trademarks, service marks and domain names to rebrand the Company's business and companion Internet website to an NBC branded name, on the terms and conditions set forth in the License Agreement. The Company, with NBC's consent, selected "ShopNBC" and "ShopNBC.com" as its rebranded business and companion Internet website names, respectively. The new names will be promoted as part of a wide-ranging marketing campaign that will launch in 2001. In connection with the License Agreement, the Company issued to NBC warrants (the "License Warrants") to purchase 6,000,000 shares of Common Stock, with an exercise price of $17.375 per share, the closing price of a share of Common Stock on the Nasdaq National Market on November 16, 2000. The License Agreement also includes a provision for a potential cashless exercise of the License Warrants under certain circumstances. The License Warrants vest in one-third increments, with one-third exercisable immediately, and the remaining License Warrants vesting in equal amounts on each of the first two anniversaries of the License Agreement. Additionally, the Company agreed to accelerate the vesting of the Distribution Warrant.

     The Company has also agreed under the License Agreement to (i) restrictions on using (including sublicensing) any trademarks, service marks, domain names, logos or other source indicators owned or controlled by NBC or its affiliates in connection with certain permitted businesses (the "Permitted Businesses") before the agreement of NBC to such use, (ii) the loss of its rights under the grant of the License with respect to specific territories outside of the United States in the event the Company fails to achieve and maintain certain performance targets,
(iii) amend and restate the current Registration Rights Agreement so as to increase the demand rights held by NBC and GE Equity from four to five, among other things, (iv) not, either directly or indirectly, own, operate, acquire or expand its business to include any businesses other than the Permitted Businesses without NBC's prior consent for so long as the Company's corporate name includes the trademarks or service marks owned or controlled by NBC, (v) strictly comply with NBC's privacy policies and standards and practices, and
(vi) until the earlier of the termination of the License Agreement or the lapse of certain contractual restrictions on NBC, either directly or indirectly, not own, operate, acquire or expand the Company's business such that one third or more of the Company's revenues or its aggregate value is attributable to certain services provided over the Internet. The License Agreement also grants to NBC the right to terminate the License Agreement at any time upon certain changes of control of the Company, the failure by NBC to own a certain minimum percentage of the outstanding capital stock of the Company on a fully-diluted basis, the failure of NBC and the Company to agree on new trademarks, service marks or related intellectual property rights, and certain other related matters. In certain events, the termination by NBC of the License Agreement may result in the acceleration of vesting of the License Warrants.

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's Directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent shareholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during Fiscal 2000, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent shareholders were complied with except for the following.

     On February 12, 2001, Kevin C. Hanson, an executive officer of the Company, filed a Form 3 that was due October 10, 2000. On June 19, 2000, Robert J. Korkowski, a Director, filed a Form 4 with respect to one transaction for which a report on Form 4 was due May 10, 2000. On May 29, 2001, Richard D. Barnes, an executive officer of the Company, filed a Form 5 with respect to one transaction for which a report on Form 5 was due March 15, 2001.

                            STOCK PERFORMANCE GRAPH

     The line-graph set forth below compares the cumulative, five-year, total shareholder return to the Company's shareholders (based on appreciation of the market price of the Common Stock) on an indexed basis with (i) a broad equity market index and (ii) an appropriate published industry or line-of-business index, or peer group index constructed by the Company. The presentation compares the Common Stock price in the period from January 31, 1996 to January 31, 2001, to the Nasdaq National Market stock index and to a "peer group" index created by the Company over the same period. The "peer group" index consists of the common stock of: Damark International, Inc., Land's End, Inc., Hanover Direct, Inc., Lillian Vernon Corp., and E4L, Inc. (formerly known as National Media Corporation). These corporations are involved in various aspects of the direct marketing to consumers industry. In each case, the cumulative return is calculated assuming an investment of $100 on January 31, 1996, and reinvestment of all dividends.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                     AMONG VALUEVISION INTERNATIONAL, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                                AND A PEER GROUP
[PERFORMANCE GRAPH]

                                                       VALUEVISION                                            NASDAQ STOCK
                                                   INTERNATIONAL, INC.             PEER GROUP                 MARKET (U.S.)
                                                   -------------------             ----------                 -------------
1/96                                                     100.00                      100.00                      100.00
1/97                                                      75.51                      159.24                      131.10
1/98                                                      61.22                      252.88                      154.69
1/99                                                     151.02                      224.57                      242.09
1/00                                                     580.62                      232.02                      378.34
1/01                                                     278.58                      134.12                      264.76

              ---------------------------------------------------------------------------------------------------
                                            VALUEVISION                                         NASDAQ STOCK
                                        INTERNATIONAL, INC.            PEER GROUP              MARKET (U.S.)
              ---------------------------------------------------------------------------------------------------
                      1/96                     100.00                    100.00                    100.00
              ---------------------------------------------------------------------------------------------------
                      1/97                     75.51                     159.24                    131.10
              ---------------------------------------------------------------------------------------------------
                      1/98                     61.22                     252.88                    154.69
              ---------------------------------------------------------------------------------------------------
                      1/99                     151.02                    224.57                    242.09
              ---------------------------------------------------------------------------------------------------
                      1/00                     580.62                    232.02                    378.34
              ---------------------------------------------------------------------------------------------------
                      1/01                     278.58                    134.12                    264.76
              ---------------------------------------------------------------------------------------------------

-------------------------
* $100 invested on 1/31/96 in stock or index-including reinvestment of dividends. fiscal year ending January 31.

                                   PROPOSAL 2

                               PROPOSAL TO ADOPT
                      THE VALUEVISION INTERNATIONAL, INC.
                            2001 OMNIBUS STOCK PLAN

     On May 14, 2001, the Board of Directors unanimously approved the 2001 Omnibus Stock Plan (the "2001 Plan") and recommended that it be adopted by the Company's shareholders. The aggregate number of shares of Common Stock that may be awarded under the 2001 Plan cannot exceed 3,000,000. Due to the Company's continued growth and expansion and its need to attract, retain and reward its officers, non-employee directors and key employees, the Board of Directors believes that it is in the best interests of the Company and its shareholders to adopt the 2001 Plan. The Board of Directors believes the 2001 Plan will strengthen the Company's ability to attract, retain and motivate employees by providing a means to encourage share ownership and a proprietary interest in the Company to valued employees whose judgment, initiative and efforts are necessary to the continued financial success and growth of the Company's business. In the event the proposal to adopt the 2001 Plan is approved by the shareholders of the Company, the total percent of outstanding shares available for issuance under the Company's employee plans based upon the total outstanding shares as of the Record Date would be approximately 7.2%. The complete text of the 2001 Plan is attached as Appendix A to this Proxy Statement. The brief summary of the 2001 Plan which follows is qualified in its entirety by reference to the complete text. Capitalized terms used in this summary without definition shall have the meanings ascribed to them in the 2001 Plan.

     The Compensation Committee of the Board of Directors and the Board of Directors continue to believe that stock-based compensation programs are a key element in achieving the Company's continued financial and operational success. The Company's compensation programs have been designed to motivate representatives of the Company to work as a team to achieve the corporate goal of maximizing shareholder return.

PURPOSE

     The purpose of the 2001 Plan is to motivate key employees to produce a superior return to the shareholders of the Company by offering such eligible personnel an opportunity to realize stock appreciation, by facilitating their stock ownership and by rewarding them for achieving a high level of corporate financial performance. In addition, the 2001 Plan promotes the interests of the Company and its shareholders by providing Outside Directors with an opportunity to acquire a proprietary interest in the Company, to compensate Outside Directors for their contributions to the Company and to aid in attracting and retaining Outside Directors. Options granted under the 2001 Plan to Outside Directors are nonstatutory stock options that do not meet the requirements of
Section 422 of the Internal Revenue Code.

ADMINISTRATION

     The 2001 Plan would be administered by the Compensation Committee (the "Committee"). The Committee has the authority to adopt, revise and waive rules relating to the 2001 Plan and to determine the timing and identity of participants, the amount of any awards, and other terms and conditions of awards. The Committee may delegate its responsibilities under the 2001 Plan to members of management of the Company or to others with respect to the selection and grants of awards to employees of the Company. Because the Plan has two basic components, options for Outside Directors and discretionary options for employees and consultants, the terms of which are substantially different, these two separate components of the 2001 Plan are described separately below.

A. AWARDS TO EMPLOYEES AND CONSULTANTS

ELIGIBILITY AND NUMBER OF SHARES

     All employees of the Company and its affiliates would be eligible to receive awards under the 2001 Plan at the discretion of the Committee. Nonstatutory stock options under the 2001 Plan also may be awarded by the Committee to individuals or entities that are not employees but who provide services to the Company or its affiliates in capacities such as advisers, directors, and consultants. The Company and its affiliates presently have approximately 700 employees.

     The total number of shares of Common Stock proposed to be available for distribution under the 2001 Plan is 3,000,000 (subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of the Company). No more than 250,000 shares pursuant to a stock option or a stock appreciation right may be granted to any one individual under the 2001 Plan in any calendar year. Subject to this limitation, there is no limit on the number of shares in respect of which awards may be granted by the Committee to any person.

     The 2001 Plan provides that all awards are subject to agreements containing the terms and conditions of the awards. Such agreements will be entered into by the recipients of the awards and the Company on or after the time the awards are granted and are subject to amendment, including unilateral amendment by the Company where the amendment is required as a matter of law. Any shares of Common Stock subject to awards under the 2001 Plan which are not used because the terms and conditions of the awards are not met may be reallocated as though they had not previously been awarded, unless such shares were used to calculate the value of stock appreciation rights which have been exercised.

TYPES OF AWARDS

     The types of awards that may be granted under the 2001 Plan include restricted and unrestricted stock, incentive and nonstatutory stock options, stock appreciation rights, performance units, and other stock-based awards. Subject to the restrictions described in this Proxy Statement with respect to incentive stock options, such awards are exercisable by the participants at such times as are determined by the Committee. Except as noted below, during the lifetime of a person to whom an award is granted, only that person (or that person's legal representative) may exercise an option or stock appreciation right, or receive payment with respect to performance units or any other award. No award may be sold, assigned, transferred, exchanged or otherwise encumbered other than pursuant to a qualified domestic relations order. However, the Committee may provide (i) that an award shall be transferable to a successor in the event of a participant's death, or (ii) that an award (other than incentive stock options) may be transferable to members of the participant's immediate family or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if the participant does not receive any consideration for the transfer.

     In addition to the general characteristics of all of the awards described in this Proxy Statement, the basic characteristics of each type of award that may be granted to an employee (and in some cases, a consultant, director, or other advisor) under the 2001 Plan are as follows:

RESTRICTED AND UNRESTRICTED STOCK, AND OTHER STOCK-BASED AWARDS

     The Committee is authorized to grant, either alone or in conjunction with other awards, stock and stock-based awards. The Committee shall determine the persons to whom such awards are made, the timing and amount of such awards, and all other terms and conditions. Common Stock granted to participants may be unrestricted or may contain such restrictions, including provisions requiring forfeiture and imposing restrictions upon stock transfer, as the Committee may determine. Unless forfeited, the recipient of restricted Common Stock will have all other rights of a Shareholder, including without limitation, voting and dividend rights.

     To date no such awards have been made under the Plan nor are any currently contemplated.

INCENTIVE AND NONSTATUTORY STOCK OPTIONS

     Both incentive stock options and nonstatutory stock options may be granted to participants at such exercise prices as the Committee may determine but not less than 100% of the fair market value (as defined in the 2001 Plan) of the underlying stock as of the date the option is granted. Stock options may be granted and exercised at such times as the Committee may determine, except that unless applicable Federal tax laws are modified, (i) no incentive stock options may be granted more than 10 years after the effective date of the 2001

Plan, (ii) an incentive stock option shall not be exercisable more than 10 years after the date of grant and (iii) the aggregate fair market value of the shares of Common Stock with respect to which incentive stock options held by an employee under the 2001 Plan and any other plan of the Company or any affiliate may first become exercisable in any calendar year may not exceed $100,000. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns 10% or more of the outstanding shares of the Company.

     The purchase price for stock purchased upon the exercise of the options may be payable in cash, in stock having a fair market value on the date the option is exercised equal to the option price of the stock being purchased or in a combination of cash and stock, as determined by the Committee. The Committee may permit optionees to simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price.

     In addition, options may be granted under the 2001 Plan to employees of entities acquired by the Company in substitution of options previously granted to them by the acquired entity.

STOCK APPRECIATION RIGHTS AND PERFORMANCE UNITS

     The value of a stock appreciation right granted to a participant is determined by the appreciation in Common Stock, subject to any limitations upon the amount or percentage of total appreciation that the Committee may determine at the time the right is granted. The participant receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the stock appreciation right is exercised, exceeds a price specified by the Committee at the time the right is granted. The price specified by the Committee must be at least 100% of the fair market value of the specified number of shares of Common Stock to which the right relates determined as of the date the stock appreciation right is granted. No stock appreciation right may be exercised less than six months from the date it is granted unless the participant dies or becomes disabled.

     Performance units entitle the participant to payment in amounts determined by the Committee based upon the achievement of specified performance targets during a specified term. Payments with respect to stock appreciation rights and performance units may be paid in cash, shares of Common Stock or a combination of cash and shares as determined by the Committee.

ACCELERATION OF AWARDS, LAPSE OF RESTRICTIONS, FORFEITURE

     Under the 2001 Plan, the Committee may provide for the lapse of restrictions on restricted stock or other awards, accelerated exercisability of options, stock appreciation rights and other awards or acceleration of the term with respect to which the achievement of performance targets for performance units is determined in the event of a change in control of the Company, other fundamental changes in the corporate structure of the Company, the death of the participant or such other events as the Committee may determine. Notwithstanding anything to the contrary in the 2001 Plan and except as otherwise provided in an individual option agreement, all options granted to employees of the Company or its affiliates shall vest and become exercisable in full upon the occurrence of an Event or a proposed Fundamental Change. The Committee may provide that certain awards may be exercised in certain events after the termination of employment or death of the participant.

     The Committee may condition a grant upon the participant's agreement that in the event of certain occurrences, which may include a participant's competition with, unauthorized disclosure of confidential information of, or violation of the applicable business ethics policy or other business policies of the Company or any of its affiliates, the awards paid to the participant within six months prior to the termination of employment of the participant (or their economic value) may be subject to forfeiture at the Committee's option.

ADJUSTMENTS, MODIFICATIONS, TERMINATION

     The 2001 Plan gives the Committee discretion to adjust the kind and number of shares available for awards or subject to outstanding awards, the exercise price of outstanding options, and performance targets for, and payments under, outstanding awards of performance units in the event of mergers, recapitalizations, stock dividends, stock splits or other relevant changes. Adjustments in performance targets and payments on performance units are also permitted upon the occurrence of such other events as may be specified by the Committee, which may include changes in accounting practices of the Company or changes in the participant's title or employment responsibilities. The 2001 Plan also gives the Board the right to terminate, suspend or modify the 2001 Plan, except that amendments to the 2001 Plan are subject to Shareholder approval if needed to comply with the incentive stock option provisions of Federal tax laws. Under the 2001 Plan, the Committee may cancel outstanding options and stock appreciation rights generally in exchange for cash payments to the participants in the event of certain dissolutions, liquidations, mergers, statutory share exchanges or other similar events involving the Company.

B. OUTSIDE DIRECTOR OPTIONS

AGREEMENTS

     The 2001 Plan provides that all options granted under the Plan be subject to agreements governing the terms and conditions of the awards. Such agreements would be entered into by the Outside Directors and the Company on or after the time the options are granted. Any shares of Common Stock subject to an option under the 2001 Plan that are not used because the terms and conditions of the option are not met may be reallocated under the Plan as though they had not previously been awarded.

AWARDS

     Annual Outside Directors Options

     For each Annual Meeting of Shareholders during the term of the 2001 Plan, each Outside Director serving as an Outside Director of the Company immediately following such Annual Meeting shall be granted, by virtue of serving as an Outside Director of the Company, a nonstatutory stock option to purchase 10,000 shares of Common Stock or such other amount as the Board may establish from time to time, but not to exceed 50,000 shares (each, an "Annual Outside Director Option"). Such Annual Outside Directors Options shall be deemed to be granted to each Outside Director immediately after such Annual Meeting.

     Annual Outside Director Options shall vest and become exercisable as provided in the Agreement pertaining to such grant. Each such option, to the extent exercisable, shall be exercisable in whole or in part.

     In the event of a change in control of the Company or the death of an Outside Director, any grants of Annual Outside Director Options held by such individual or his or her legal representative that was not previously exercisable shall become immediately exercisable in full.

     Termination of Outside Director Options

     Each Outside Director Option granted pursuant to the 2001 Plan and all rights to purchase Common Stock thereunder shall terminate on the earliest of:

          (i) ten years after the date such option is granted or such other time period specified in the agreement;

          (ii) the expiration of the period specified in the agreement after the death or permanent disability of an Outside Director;

          (iii) the date, if any, fixed for cancellation pursuant to the 2001 Plan (e.g., in the event of a dissolution, liquidation or merger, etc.); or

          (iv) ninety days after the date the Outside Director ceases to be a director of the Company; provided, however, that the option shall be exercisable during this 90-day period only to the extent that the option was exercisable as of the date the person ceases to be an Outside Director unless the cessation results from the director's death or permanent disability. Notwithstanding the preceding sentence, if an Outside Director who resigns or whose term expires then becomes a consultant or employee of the Company within ninety days of such resignation or term expiration, the Outside Director Options of such person shall continue in full force and effect.

     In no event shall such option be exercisable at any time after its original expiration date. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

     Purchase Price and Exercise of Outside Director Options

     All Outside Director Options granted pursuant to the Plan are nonstatutory stock options and the price per share of Common Stock subject to an Outside Director Option is 100% of the fair market value of the Company's Common Stock on the date of grant as defined in the 2001 Plan.

     An Outside Director Option may be exercised in whole or in part by delivery of a written notice of exercise accompanied by payment in full of the exercise price in cash, in shares of previously acquired Common Stock having a fair market value at the time of exercise equal to the exercise price or a combination thereof.

     During the lifetime of an Outside Director only the Outside Director or his or her guardian or legal representative may exercise the option. An option may be exercised after the death or permanent disability of the Outside Director by such individual's legal representatives, heirs, or legatees, but only within the period specified in the agreement relating to such Outside Director Options.

     Other Awards

     The Committee, in its discretion, may grant other options or other Awards to an Outside Director. No such awards are currently contemplated.

ADJUSTMENTS, MODIFICATIONS, TERMINATION

     The Committee may provide for the accelerated exercisability of Outside Director Options in the event of a change in control of the Company, other fundamental changes in the corporate structure of the Company, the death of the Outside Director or such other events as the Committee may determine. The Committee may also provide that certain awards may be exercised in certain events after the termination of services of the Outside Director or the death of the recipient.

     In addition, the termination of an Outside Director's award may be waived in the event that the Outside Director enters into a consulting or other advisory role with the Company which may, in some cases, involve entering into a non-compete agreement with the Company.

FEDERAL TAX CONSIDERATIONS

     The Company has been advised by its counsel that awards made under the 2001 Plan generally will result in the following tax events for United States citizens under current United States Federal income tax laws:

RESTRICTED AND UNRESTRICTED STOCK

     Unless the participant files an election to be taxed under Section 83(b) of the Code, (a) the participant will not realize income upon the grant of restricted stock, (b) the participant will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions have been removed or expire, and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83 (b) of the Code, the tax consequences to the participant and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

     With respect to awards of unrestricted stock, (a) the participant will realize ordinary income and the Company will be entitled to a corresponding deduction upon the grant of the unrestricted stock, and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.

     When the, participant disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss.

INCENTIVE STOCK OPTIONS

     No taxable income to a participant will be realized, and the Company will not be entitled to any related deduction, at the time any incentive stock option is granted under the 2001 Plan. If certain statutory employment and holding period conditions are satisfied before the participant disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a participant after the expiration of the statutory holding periods.

     Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (a "disqualifying disposition"), such participant will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the participant is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the participant pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the participant will be treated as having made a disqualifying disposition of such shares, and the tax consequences of such disqualifying disposition will be as described above.

     The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes an incentive stock option will be treated as if it were a non-statutory stock option, the tax consequences of which are discussed below.

NONSTATUTORY STOCK OPTIONS

     A participant will realize no taxable income, and the Company will not be entitled to any related deduction, at the time any nonstatutory stock option is granted under the 2001 Plan. At the time shares are transferred to the participant pursuant to the exercise of a nonstatutory stock option, the participant will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the participant will be taxed as a capital gain or loss.

STOCK APPRECIATION RIGHTS AND PERFORMANCE UNITS

     Generally (a) the participant will not realize income upon the grant of a stock appreciation right or performance unit award, (b) the participant will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash, shares of Common Stock or a combination of cash and shares are delivered to the participant upon exercise of a stock appreciation right or in payment of the performance unit award and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date they are received. The Federal income tax consequences of a disposition of unrestricted shares received by the participant upon exercise of a stock appreciation right or in payment of a performance unit award are the same as described above with respect to a disposition of unrestricted shares.

WITHHOLDING

     The 2001 Plan permits the Company to withhold from cash awards, and to require a participant receiving Common Stock under the 2001 Plan to pay the Company in cash, an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a participant to cover withholding obligations through a reduction in the number of shares delivered to such participant or a surrender to the Company of shares then owned by the participant.

                   THE BOARD OF DIRECTORS BELIEVES PROPOSAL 2
        TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS
              AND RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 2.

                                   PROPOSAL 3

          PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS
         INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING
                                JANUARY 31, 2002

     The Board of Directors has appointed Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending January 31, 2002, it being intended that such appointment would be presented for ratification by the shareholders of the Company. Arthur Andersen LLP has been the independent accountant for the Company since 1990. Arthur Andersen LLP will have representatives at the Meeting who will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     In the event the shareholders of the Company do not ratify the appointment of Arthur Andersen LLP, the selection of other independent auditors will be considered by the Board of Directors.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT
      AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 31, 2002.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Meeting other than as described in this Proxy Statement. If any other matters shall properly come before the Meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxy will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of the Company.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     All shareholder proposals intended to be presented at the 2002 annual meeting of the Company and desired to be included in the Company's proxy statement and form of proxy for that meeting must be received by the Company at its principal executive office no later than January 21, 2002. If notice of any other shareholder proposal intended to be presented at that meeting is not received by the Company on or before May 6, 2002, the proxy solicited by the Board of Directors of the Company for use in connection with that meeting may confer authority on the proxies named in such proxy to vote in their discretion on such proposal without any discussion in the Company's proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion. The Company suggests that all such proposals be sent to the Company by certified mail, return receipt requested.

                                          By Order of the Board of Directors

                                          /s/ GENE MCCAFFERY
                                          Gene McCaffery
                                          Chairman of the Board, Chief Executive
                                          Officer and President

                                                                      APPENDIX A

                        VALUEVISION INTERNATIONAL, INC.
                            2001 OMNIBUS STOCK PLAN

     1. PURPOSE. The purpose of the ValueVision International, Inc. 2001 Omnibus Stock Plan (the "Plan") is to motivate key personnel to produce a superior return to the shareholders of the Company by offering such personnel an opportunity to realize Stock appreciation, by facilitating Stock ownership and by rewarding them for achieving a high level of corporate financial performance. The Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability by providing an attractive capital accumulation opportunity. Additionally, the Plan is intended to provide Outside Directors with an opportunity to acquire a proprietary interest in the Company, to compensate Outside Directors for their contribution to the Company and to aid in attracting and retaining Outside Directors.

     2. DEFINITIONS.

     2.1 The terms defined in this Section are used (and capitalized) elsewhere in the Plan.

          (a) "Affiliate" means any corporation that is a "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Code Section 424(e) and (f), or any successor provisions.

          (b) "Agreement" means (i) a written contract consistent with the terms of the Plan entered into between the Company or an Affiliate and a Participant and (ii) containing the terms and conditions of an Award in such form and not inconsistent with this Plan as the Committee shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company where such amendment is required as a matter of law.

          (c) "Award" or "Awards" means a grant made under this Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Performance Units, Stock or any other stock-based award.

          (d) "Board" means the Board of Directors of the Company.

          (e) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute.

          (f) "Committee" means the two or more Non-Employee Directors designated by the Board to administer the Plan under Plan Section 3.1 and constituted so as to permit grants thereby to comply with Exchange Act Rule 16b-3 and Code Section 162(m).

          (g) "Company" means ValueVision International, Inc., a Minnesota corporation, or the successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

          (h) "Effective Date" means the date specified in Plan Section 12.1.

          (i) "Employee" means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

          (j) "Event" means any of the following:

             (1) The acquisition by any individual, entity or group (within the meaning of Exchange Act Sections 13(d)(3) or 14(d)(2)) of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 30% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of the Board (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute an Event:

                (A) any acquisition of common stock or voting securities of the Company directly from the Company,

                (B) any acquisition of common stock or voting securities of the Company by the Company or any of its wholly owned Subsidiaries,

                (C) any acquisition of common stock or voting securities of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or

                (D) any acquisition by any corporation with respect to which, immediately following such acquisition, more than 70% of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately before such acquisition in substantially the same proportions as was their ownership, immediately before such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

             (2) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director of the Board after the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest;

             (3) Approval by the shareholders of the Company of a reorganization, merger, consolidation or statutory exchange of Outstanding Company Voting Securities, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately before such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 70% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as was their ownership, immediately before such reorganization, merger, consolidation or exchange, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

             (4) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, immediately following such sale or other disposition, more than 70% of, respectively, the then-outstanding shares of common stock of such corporation and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately before such sale or other disposition in substantially the same proportion as was their ownership, immediately before such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

          Notwithstanding the above, an Event shall not be deemed to occur with respect to a recipient of an Award if the acquisition of the 30% or greater interest referred to in paragraph (1) is by a group, acting in concert, that includes that recipient of an Award or if at least 30% of the then-outstanding common stock or combined voting power of the then-outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, statutory share exchange or disposition of assets referred to in paragraphs (3) or (4) by a group, acting in concert, that includes that recipient of an Award.

          (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

          (l) "Exchange Act Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as now in force and in effect from time to time or any successor regulation.

          (m) "Fair Market Value" as of any date means, unless otherwise expressly provided in the Plan:

           (i) the closing price of a Share on the date immediately preceding that date or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred

                (A) on the composite tape for New York Stock Exchange listed shares, or

                (B) if the Shares are not quoted on the composite tape for New York Stock Exchange listed shares, on the principal United States Securities Exchange registered under the Exchange Act on which the Shares are listed, or

                (C) if the Shares are not listed on any such exchange, on the National Association of Securities Dealers, Inc. Automated Quotations National Market System, or

           (ii) if clause (i) is inapplicable, the mean between the closing "bid" and the closing "asked" quotation of a Share on the date immediately preceding that date, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a closing bid and asked quotation is made, on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or

           (iii) if clauses (i) and (ii) are inapplicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.

          However, if the applicable securities exchange or system has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, whether the grant of an Award, the exercise of an Option or Stock Appreciation Right or otherwise, all references in this paragraph to the "date immediately preceding that date" shall be deemed to be references to "that date." In the case of an Incentive Stock Option, if this determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with those regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Plan
     Section 16.

          (n) "Fundamental Change" shall mean a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

          (o) "Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.

          (p) "Insider" as of a particular date means any person who, as of that date is an officer of the Company as defined under Exchange Act Rule 16a-1(f) or its successor provision.

          (q) "Non-Employee Director" means a member of the Board who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3(b)(3) or its successor provision and an outside director for purposes of Code Section 162(m).

          (r) "Non-Statutory Stock Option" means an Option other than an Incentive Stock Option.

          (s) "Option" means a right to purchase Stock, including both Non-Statutory Stock Options and Incentive Stock Options.

          (t) "Outside Director" means a director who is not an Employee.

          (u) "Participant" means a person or entity to whom an Award is or has been made in accordance with the Plan.

          (v) "Performance Cycle" means the period of time as specified in an Agreement over which Performance Units are to be earned.

          (w) "Performance Units" means an Award made pursuant to Plan Section
     11.

          (x) "Plan" means this ValueVision International, Inc. 2001 Omnibus Stock Plan, as may be amended and in effect from time to time.

          (y) "Restricted Stock" means Stock granted under Plan Section 7 so long as such Stock remains subject to one or more restrictions.

          (z) "Section 16" or "Section 16(b)" means Section 16 or Section 16(b), respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.

          (aa) "Share" means a share of Stock.

          (bb) "Stock" means the common stock, par value $.01 per share, of the Company. (cc) "Stock Appreciation Right" means a right, the value of which is determined in relation to the appreciation in value of Shares pursuant to an Award granted under Plan Section 10.

          (dd) "Subsidiary" means a "subsidiary corporation," as that term is defined in Code Section 424(f), or any successor provision.

          (ee) "Successor" with respect to a Participant means the legal representative of an incompetent Participant, and if the Participant is deceased the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant's death.

          (ff) "Term" means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions or terms and conditions placed on Restricted Stock or any other Award are in effect.

          (gg) "Transferee" means any member of the Participant's immediate family (i.e., his or her children, step-children, grandchildren and spouse) or one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners.

     2.2 Gender and Number. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

     3. ADMINISTRATION AND INDEMNIFICATION.

     3.1 ADMINISTRATION.

          (a) The Committee shall administer the Plan. The Committee shall have exclusive power to (i) make Awards, (ii) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award (except as to the amount of the Initial Outside Director Option and the Annual Outside Director Option, as provided in Plan Section 9.3), and any other terms or conditions of each Award consistent with the Plan, and (iii) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended. Each Award shall be subject to an Agreement authorized by the Committee. Notwithstanding the foregoing, the Board shall have the sole and exclusive power to administer the Plan with respect to Awards granted to Outside Directors, including any grants made under Plan Section 9.3(d).

          (b) The Committee may delegate all or any portion of its authority under the Plan to one or more persons who are not Non-Employee Directors.

          (c) To the extent within its discretion and subject to Plan Sections 15 and 16, other than price, the Committee may amend the terms and conditions of any outstanding Award.

          (d) It is the intent that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3.1(d), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.

          (e) The Committee's interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein. Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

     3.2 INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company's expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     4. SHARES AVAILABLE UNDER THE PLAN.

          (a) The number of Shares available for distribution under this Plan shall not exceed 3,000,000 (subject to adjustment pursuant to Plan Section
     16).

          (b) Any Shares subject to the terms and conditions of an Award under this Plan that are not used because the terms and conditions of the Award are not met may again be used for an Award under the Plan. But Shares with respect to which a Stock Appreciation Right has been exercised whether paid in cash and/or in Shares may not again be awarded under this Plan.

          (c) Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Award, or any Award settled in cash in lieu of Shares (except as provided in Plan Section 4(b)) shall be available for further Awards.

          (d) For the purposes of computing the total number of Shares granted under the Plan, the following rules shall apply to Awards payable in Shares where appropriate:

             (i) each Option shall be deemed to be the equivalent of the maximum number of Shares that may be issued upon exercise of the particular Option;

             (ii) an Award (other than an Option) payable in some other security shall be deemed to be equal to the number of Shares to which it relates;

             (iii) where the number of Shares available under the Award is variable on the date it is granted, the number of Shares shall be deemed to be the maximum number of Shares that could be received under that particular Award; and

             (iv) where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, each such joint Award shall be deemed to be the equivalent of the maximum number of Shares available under the largest single Award.

          Additional rules for determining the number of Shares granted under the Plan may be made by the Committee, as it deems necessary or desirable.

          (e) No fractional Shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.

          (f) The maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Options is 250,000 and the maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Stock Appreciation Rights is 250,000.

     5. ELIGIBILITY. Participation in the Plan shall be limited to Employees and to individuals or entities who are not Employees but who provide services to the Company or an Affiliate, including services provided in the capacity of a consultant, adviser or director. The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees and Awards to Outside Directors are subject to the limits of Section 9.3.

     6. GENERAL TERMS OF AWARDS.

     6.1 AMOUNT OF AWARD. Each Agreement shall set forth the number of Shares of Restricted Stock, Stock or Performance Units subject to the Agreement, or the number of Shares to which the Option subject to the Agreement applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to the Agreement is to be determined, as the case may be, together with such other terms and conditions applicable to the Award as determined by the Committee acting in its sole discretion.

     6.2 TERM. Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the Term of the Option, Stock Appreciation Right, Restricted Stock or other Award or the Performance Cycle for the Performance Units, as the case may be. Acceleration of the expiration of the applicable Term is permitted, upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include (without limitation) acceleration resulting from the occurrence of an Event or in the event of the Participant's death or retirement. Acceleration of the Performance Cycle of Performance Units shall be subject to Plan Section 11.2.

     6.3 TRANSFERABILITY. Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant's legal representative) may exercise an Option or Stock Appreciation Right, or receive payment with respect to Performance Units or any other Award. No Award of Restricted Stock (before the expiration of the restrictions), Options, Stock Appreciation Rights or Performance Units or other Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder; any attempted transfer in violation of this Section 6.3 shall be of no effect. Notwithstanding the immediately preceding sentence, the Committee, in an Agreement or otherwise at its discretion, may provide (i) that the Award subject to the Agreement shall be transferable to a Successor in the event of a Participant's death, or (ii) that the Award (other than Incentive Stock Options) may be transferable to a Transferee. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee.

     6.4 TERMINATION OF EMPLOYMENT. No Option or Stock Appreciation Right may be exercised by a Participant, all Restricted Stock held by a Participant or any other Award then subject to restrictions shall be forfeited, and no payment with respect to Performance Units for which the applicable Performance Cycle has not been completed shall be made, if the Participant's employment or other relationship with the Company and its Affiliates shall be voluntarily terminated or involuntarily terminated with or without cause before the expiration of the Term of the Option, Stock Appreciation Right, Restricted Stock or other Award, or the completion of the Performance Cycle, as the case may be, except as, and to the extent, provided in the Agreement applicable to that Award. An Award may be exercised by, or paid to, a Transferee or the Successor of a Participant following the death of the Participant to the extent, and during the period of time, if any, provided in the applicable Agreement.

     6.5 RIGHTS AS SHAREHOLDER. Each Agreement shall provide that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award if and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.

     7. RESTRICTED STOCK AWARDS.

          (a) An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine.

          (b) Except as otherwise provided in the applicable Agreement, each Stock certificate issued with respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement.

          (c) The Agreement shall describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock shall lapse. Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions shall be issued to the Participant or a Successor or Transferee.

          (d) A Participant or a Transferee with a Restricted Stock Award shall have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

     8. OTHER AWARDS. The Committee may from time to time grant Stock and other Awards under the Plan including without limitations those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. The Committee may, at its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

     9. STOCK OPTIONS.

     9.1 TERMS OF ALL OPTIONS.

          (a) An Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option shall be set forth in the Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted (except as provided in Plan
     Section 19).

          (b) The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Agreement may permit some or all Participants to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares. The purchase price may be payable in cash, by delivery or tender of Shares that have been owned by the Participant for at least the preceding 180 days and having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option, or a combination thereof, as determined by the Committee, but no fractional Shares will be issued or accepted.

          (c) Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. Notwithstanding anything to the contrary in this Plan and except as otherwise provided in an Agreement, all Options granted to Employees shall vest and become exercisable in full upon the occurrence of an Event or a proposed Fundamental Change. In no event shall any Option be exercisable at any time after the expiration of its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

     9.2 INCENTIVE STOCK OPTIONS. In addition to the other terms and conditions applicable to all Options:

          (a) the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under this Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option and to the extent an Option or Options granted to a Participant exceed this limit the Option or Options shall be treated as a Non-Statutory Stock Option;

          (b) an Incentive Stock Option shall not be exercisable more than 10 years after the date of grant (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option;

          (c) the Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify this Option as an Incentive Stock Option; and

          (d) notwithstanding any other provision of this Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if, at the time the Award is granted, the Participant owns (after application of the rules contained in Code Section 424(d), or its successor provision), Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the date of grant and (ii) that Option is not exercisable after the date five years from the date that Incentive Stock Option is granted.

     9.3 TERMS AND CONDITIONS OF OUTSIDE DIRECTORS' OPTIONS.

          (a) Annual Outside Director Option Grants. For the Annual Meeting of Shareholders to be held on June 21, 2001 and for each Annual Meeting of Shareholders thereafter during the term of this Plan, each Outside Director serving as an Outside Director of the Company immediately following the Annual Meeting shall be granted, by virtue of serving as an Outside Director of the Company, a Non-Statutory Stock Option to purchase 10,000 Shares or such other amount as may be established from time to time by the Board, but in no event to exceed 50,000 Shares (an "Annual Outside Director Option"). Each Annual Outside Director Option shall be deemed to be granted to each Outside Director immediately after an Annual Meeting.

          (b) Vesting of Annual Director Options. Subject to the provisions of Plan Section 9.3(c), Annual Outside Director Options shall vest and become exercisable as provided in the Agreement. Each Option, to the extent exercisable, shall be exercisable in whole or in part. Notwithstanding anything to the contrary in this Plan, all Annual Outside Director Options shall vest and become exercisable in full upon the occurrence of an Event or a proposed Fundamental Change.

          (c) Termination of Initial and Annual Outside Directors' Options. Each Outside Director Option granted pursuant to this Plan and all rights to purchase Shares thereunder shall terminate on the earliest of:

             (i) ten years after the date that the Outside Director Option was granted or such other time period specified in the Agreement;

             (ii) the expiration of the period specified in the Agreement after the death or permanent disability of an Outside Director; or

             (iii) ninety days after the date the Outside Director ceases to be a director of the Company, provided, however, that the option shall be exercisable during this 90-day period only to the extent the option was exercisable as of the date the person ceases to be an Outside Director unless the cessation results from the director's death or permanent disability. Notwithstanding the preceding sentence, if an Outside Director who resigns or whose term expires then becomes a consultant or Employee of the Company within ninety days of such resignation or term expiration, the Outside Director Options of such person shall continue in full force and effect.

          (d) Non-exclusivity of Section 9.3. The provisions of this Section 9.3 are not intended to be exclusive; the Committee, in its discretion, may grant Options or other Awards to an Outside Director.

     10. STOCK APPRECIATION RIGHTS. An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under this Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after the expiration of its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

     11. PERFORMANCE UNITS.

     11.1 INITIAL AWARD.

          (a) An Award of Performance Units under the Plan shall entitle the Participant or a Successor or Transferee to future payments of cash, Shares or a combination of cash and Shares, as determined by the Committee, based upon the achievement of pre-established performance targets. These performance targets may, but need not, include (without limitation) targets relating to one or more of the Company's or a group's, unit's, Affiliate's or an individual's performance. The Agreement may establish that a portion of a Participant's Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement shall also provide for the timing of the payment.

          (b) Following the conclusion or acceleration of each Performance Cycle, the Committee shall determine the extent to which (i) performance targets have been attained, (ii) any other terms and conditions with respect to an Award relating to the Performance Cycle have been satisfied and (iii) payment is due with respect to an Award of Performance Units.

     11.2 ACCELERATION AND ADJUSTMENT. The Agreement may permit an acceleration of the Performance Cycle and an adjustment of performance targets and payments with respect to some or all of the Performance Units awarded to a Participant, upon the occurrence of certain events, which may, but need not include without limitation an Event, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, a change in the Participant's title or employment responsibilities, the Participant's death or retirement or, with respect to payments in Shares with respect to Performance Units, a reclassification, stock dividend, stock split or stock combination as provided in Plan Section 16. The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.

     12. EFFECTIVE DATE AND DURATION OF THE PLAN.

     12.1 EFFECTIVE DATE. The Plan shall become effective as of June 22, 2001, provided that the Plan is approved by the requisite vote of shareholders at the meeting of shareholders to be held June 21, 2001 or at any adjournment thereof.

     12.2 DURATION OF THE PLAN. The Plan shall remain in effect until all Stock subject to it shall be distributed, all Awards have expired or lapsed, the Plan is terminated pursuant to Plan Section 15, or June 21, 2011 (the "Termination Date"); provided, however, Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise. No Award of an Incentive Stock Option shall be made more than 10 years after the Effective Date (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option.

     13. PLAN DOES NOT AFFECT EMPLOYMENT STATUS.

          (a) Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.

          (b) Nothing in the Plan or in any Agreement or related documents shall confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person's compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.

     14. TAX WITHHOLDING. The Company shall have the right to withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes. The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the individual's full FICA and federal, state and local income taxes with respect to income arising from payment of the Award, through a reduction of the number of Shares delivered or delivery or tender return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.

     15. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN.

          (a) The Board may at any time and from time to time terminate, suspend or modify the Plan. Except as limited in (b) below, the Committee may at any time alter or amend any or all Agreements under the Plan to the extent permitted by law.

          (b) No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Plan Sections 11.2 or 16 does not adversely affect these rights.

     16. ADJUSTMENT FOR CHANGES IN CAPITALIZATION. Subject to any required action by the Company's shareholders, appropriate adjustments, so as to prevent enlargement of rights or inappropriate dilution -- (i) in the aggregate number and type of Shares available for Awards under the Plan, (ii) in the limitations on the number of Shares that may be issued to an individual Participant as an Option or a Stock Appreciation Right in any calendar year or that may be issued in the form of Restricted Stock or Shares without restrictions, (iii) in the number and type of Shares and amount of cash subject to Awards then outstanding,
(iv) in the Option price as to any outstanding Options and, (v) subject to Plan
Section 11.2, in outstanding Performance Units and payments with respect to outstanding Performance Units -- may be made by the Committee in its sole discretion to give effect to adjustments made in the number or type of Shares through a Fundamental Change (subject to Plan Section 17), recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change, provided that fractional Shares shall be rounded to the nearest whole Share.

     17. FUNDAMENTAL CHANGE. In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:

          (a) if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or

          (b) at least 30 days before the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately before the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within ten days after the Fundamental Change, of cash equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section) per Share exceeds the exercise price per Share covered by such Option or
     (ii) for each Stock Appreciation Right, the price determined pursuant to
     Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Plan
     Section 10, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Section. At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to this Plan Section 17(b), each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised before the Fundamental Change shall be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option or a Stock Appreciation Right shall be entitled to the payment provided for in this Section 17(b) if such Option or Stock Appreciation Right shall have expired pursuant to the Agreement. For purposes of this Section only, "Fair Market Value" per Share shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change.

     18. FORFEITURES. An Agreement may provide that if a Participant has received or been entitled to payment of cash, delivery of Shares, or a combination thereof pursuant to an Award within six months before the Participant's termination of employment with the Company and its Affiliates, the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Shares received with respect to the Award (or its economic value as of (i) the date of the exercise of Options or Stock Appreciation Rights, (ii) the date of, and immediately following, the lapse of restrictions on Restricted Stock or the receipt of Shares without restrictions, or (iii) the date on which the right of the Participant to payment with respect to Performance Units vests, as the case may be) in the event of certain occurrences specified in the Agreement. The Committee's right to require forfeiture must be exercised within 90 days after discovery of such an occurrence but in no event later than 15 months after the Participant's termination of employment with the Company and its Affiliates. The occurrences may, but need not, include competition with the Company or any Affiliate, unauthorized disclosure of material proprietary information of the Company or any Affiliate, a violation of applicable business ethics policies of the Company or Affiliate or any other occurrence specified in the Agreement within the period or periods of time specified in the Agreement.

     19. CORPORATE MERGERS, ACQUISITIONS, ETC. The Committee may also grant Options, Stock Appreciation Rights, Restricted Stock or other Awards under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other award granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

     20. UNFUNDED PLAN. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee. To the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

     21. LIMITS OF LIABILITY.

          (a) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

          (b) Except as may be required by law, neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

     22. COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS. No certificate for Shares distributable pursuant to this Plan shall be issued and delivered unless the issuance of the certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company's Shares may, at the time, be listed.

     23. DEFERRALS AND SETTLEMENTS. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

     24. OTHER BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

     25. BENEFICIARY UPON PARTICIPANT'S DEATH. To the extent that the transfer of a Participant's Award at his or her death is permitted under an Agreement, a Participant's Award shall be transferable at death to the estate or to the person who acquires the right to succeed to the Award by bequest or inheritance.

     26. CHANGE-IN-CONTROL PAYMENTS.

          (a) Notwithstanding the provisions of Plan Section 17 above, if any Award, either alone or together with other payments in the nature of compensation to a Participant that are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company or otherwise, would result in any portion thereof being subject to an excise tax imposed under Code
     Section 4999, or any successor provision, or would not be deductible in whole or in part by the Company, an affiliate of the Company (as defined in Code Section 1504, or any successor provision), or other person making such payments as a result of Code Section 280G, or any successor provision, such Award and/or such other benefits and payments shall be reduced (but not below zero) to the largest aggregate amount as will result in no portion thereof being subject to such an excise tax or being not so deductible.

          (b) For purposes of Plan Section 26(a), (i) no portion of payments the receipt or enjoyment of which a Participant shall have effectively waived in writing before the date of distribution of an Award shall be taken into account; (ii) no portion of such Award, benefits and other payments shall be taken into account that in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Participant does not constitute a "parachute payment" within the meaning of Code Section 280G(b)(2), or any successor provision; and (iii) the value of any non-cash benefit or any deferred payment or benefit included in such payment shall be determined by the Company's independent auditors in accordance with the principles of Code Sections 280G(d)(3) and (4) or any successor provisions;

          (c) Any Award not paid as a result of this Plan Section 26 or reduced to zero as a result of the limitations imposed hereby, shall remain outstanding in full force and effect in accordance with the other terms and provisions of this Plan.

     27. REQUIREMENTS OF LAW.

          (a) To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

          (b) If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not effect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                         VALUEVISION INTERNATIONAL, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

               THURSDAY, JUNE 21, 2001 AT 3:00 P.M., EASTERN TIME

           RIHGA ROYAL HOTEL, 151 WEST 54TH STREET, NEW YORK, NEW YORK


  VALUEVISION INTERNATIONAL, INC.
        6740 SHADY OAK ROAD
EDEN PRAIRIE, MINNESOTA, 55344-3433                                        PROXY


                             COMMON STOCK PROXY CARD
                               COMMON STOCK PROXY

                         VALUEVISION INTERNATIONAL, INC.

                 PROXY FOR 2001 ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

         The undersigned, a shareholder of ValueVision International, Inc., hereby appoints Gene McCaffery and Richard D. Barnes, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of ValueVision International, Inc. to be held at the RIHGA Royal Hotel, 151 West 54th Street, New York, New York, on Thursday, June 21, 2001 at 3:00 p.m., eastern time, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon the matters set forth herein. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, the proxies will vote FOR all nominees in Proposal 1, FOR Proposals 2 and 3 and at their discretion on any other business as may properly come before the meeting.

         The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Meeting.

                      See reverse for voting instructions.

                                                    COMPANY #
                                                    CONTROL #

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

-    Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/vvtv/ -- QUICK *** EASY *** IMMEDIATE

-    Use the Internet to vote your proxy 24 hours a day, 7 days a week.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope or return it to ValueVision International, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD
                            \/ Please detach here \/


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1. Election of directors:  01 Gene McCaffery         03 Robert J. Korkowski    / /  Vote FOR             / / Vote WITHHELD
                           02 Marshall S. Geller     04 Paul D. Tosetti             all nominees             from all nominees
                                                                                    (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)


----------------------------------------------------


2. Proposal to adopt the ValueVision International, Inc. 2001 Omnibus Stock Plan.      / / For         / / Against       / / Abstain


3. Proposal to ratify Arthur Andersen LLP as independent auditors for the              / / For         / / Against       / / Abstain
current fiscal year.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address Change?Mark Box   / /
Indicate changes below:





                                            Date
                                                --------------------------------


                                            ------------------------------------
                                            Signature(s) in Box
                                            Please sign exactly as your name(s)
                                            appear on Proxy. If held in joint
                                            tenancy, all persons must sign.
                                            Trustees, administrators, etc.,
                                            should include title and authority.
                                            Corporations should provide full
                                            name of corporation and title of
                                            authorized officer signing the
                                            proxy.

                         VALUEVISION INTERNATIONAL, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

               THURSDAY, JUNE 21, 2001 AT 3:00 P.M., EASTERN TIME

           RIHGA ROYAL HOTEL, 151 WEST 54TH STREET, NEW YORK, NEW YORK



  VALUEVISION INTERNATIONAL, INC.
        6740 SHADY OAK ROAD
EDEN PRAIRIE, MINNESOTA, 55344-3433                                        PROXY

                           PREFERRED STOCK PROXY CARD
                              PREFERRED STOCK PROXY

                         VALUEVISION INTERNATIONAL, INC.

                  PROXY FOR 2001 ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

         The undersigned, a shareholder of ValueVision International, Inc., hereby appoints Gene McCaffery and Richard D. Barnes, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of ValueVision International, Inc. to be held at the RIHGA Royal Hotel, 151 West 54th Street, New York, New York, on Thursday, June 21, 2001 at 3:00 p.m., eastern time, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon the matters set forth herein. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, the proxies will vote FOR all nominees in Proposal 1, FOR Proposals 2 and 3 and at their discretion on any other business as may properly come before the meeting.

         The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Meeting.


See reverse for voting instructions.

                                                    COMPANY #
                                                    CONTROL #

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

-    Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/vvtv/ -- QUICK *** EASY *** IMMEDIATE

-    Use the Internet to vote your proxy 24 hours a day, 7 days a week.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope or return it to ValueVision International, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.


      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                            \/ Please detach here \/


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1. Election of directors:  01 Mark W. Begor              \ \ Vote FOR              \ \ Vote WITHHELD
                           02 John L. Flannery, Jr.          all nominees              from all nominees
                                                             (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)


----------------------------------------------------

2. Proposal to adopt the ValueVision International, Inc. 2001 Omnibus Stock Plan.       \ \ For        \ \ Against      \ \ Abstain


3. Proposal to ratify Arthur Andersen LLP as independent auditors for the               \ \ For        \ \ Against      \ \ Abstain
current fiscal year.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address Change?Mark Box   \ \
Indicate changes below:





                                            Date
                                                --------------------------------


                                            ------------------------------------

                                            Signature(s) in Box
                                            Please sign exactly as your name(s)
                                            appear on Proxy. If held in joint
                                            tenancy, all persons must sign.
                                            Trustees, administrators, etc.,
                                            should include title and authority.
                                            Corporations should provide full
                                            name of corporation and title of
                                            authorized officer signing the
                                            proxy.